                                                                   Exhibit 10.25
                                                                   -------------

================================================================================

                           LEASE AGREEMENT, TOMAHAWK


                          Dated as of January 30, 1991


                                    between


                         THE CONNECTICUT NATIONAL BANK,
                            as Owner Trustee, Lessor


                                      and

                       PACKAGING CORPORATION OF AMERICA,
                                                 Lessee

                       ---------------------------------

                                  Papermill in
                                  Tomahawk, WI

                       ---------------------------------

          This Lease has been executed in multiple counterparts. No security interest in Lessor's right, title and interest in and to this Lease may be created through the transfer or possession of any counterpart other than the original counterpart. ONLY THE ORIGINAL COUNTERPART CONTAINS THE RECEIPT THEREFOR EXECUTED BY STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, NATIONAL ASSOCIATION, AS INDENTURE TRUSTEE, ON THE SIGNATURE PAGE THEREOF. THIS IS NOT THE ORIGINAL COUNTERPART.

================================================================================

          This instrument was drafted by and after recording return to:

          Peter Schwartz, Esq.
          Debevoise & Plimpton
          875 Third Avenue
          New York, New York 10022

                               TABLE OF CONTENTS

ARTICLE I  -  Definitions..................................................  1

ARTICLE II -  Lease of Facility............................................  1

     SECTION 2.01.  Lease..................................................  1
     SECTION 2.02.  Personal Property......................................  1
     SECTION 2.03.  Enforcement of Warranties..............................  1
     SECTION 2.04.  Site Sublease..........................................  1


ARTICLE III - Rent.........................................................  2

     SECTION 3.01.  Interim Rent and Basic Rent............................  2
     SECTION 3.02.  Supplemental Rent......................................  2
     SECTION 3.03.  Adjustments............................................  2
     SECTION 3.04.  Method of Payment......................................  4
     SECTION 3.05.  Late Payment...........................................  4
     SECTION 3.06.  Net Lease; No Setoff; etc..............................  5

ARTICLE IV  - Lessee Options...............................................  6

     SECTION 4.01.  Renewal................................................  6
     SECTION 4.02.  Obsolescence Termination...............................  8

ARTICLE V  -  Return of Facility...........................................  9

     SECTION 5.01.  Return of Facility.....................................  9
     SECTION 5.02.  Disposition Services...................................  9

ARTICLE VI  - Lessor Agreements and Rights.................................  9


     SECTION 6.01.  Quiet Enjoyment........................................  9
     SECTION 6.02.  Disclaimer of Warranties............................... 10
     SECTION 6.03.  Inspection............................................. 10
     SECTION 6.04.  Right to Perform for Lessee............................ 11

ARTICLE VII - Lessee Agreements............................................ 11

     SECTION 7.01.  Indemnification........................................ 11
     SECTION 7.02.  Compliance with Laws................................... 13
     SECTION 7.03.  No Liens............................................... 14
     SECTION 7.04.  Merger, Consolidation, etc............................. 15
     SECTION 7.05.  Debt................................................... 16

     SECTION 7.06.  Restricted Payments...................................... 16
     SECTION 7.07.  Transactions with Affiliates............................. 17

ARTICLE VIII - General Tax Indemnity......................................... 17

     SECTION 8.01.  Indemnity................................................ 17
     SECTION 8.02.  Exclusions from General Tax Indemnity.................... 18
     SECTION 8.03.  Contests................................................. 21
     SECTION 8.04.  Refunds.................................................. 23
     SECTION 8.05.  Tax Savings.............................................. 23
     SECTION 8.06.  Payments................................................. 23
     SECTION 8.07.  Reports.................................................. 24
     SECTION 8.08.  Verification............................................. 24

ARTICLE IX  -  Special Tax Indemnities....................................... 24

     SECTION 9.01.  Tax Assumptions.......................................... 24
     SECTION 9.02.  Records.................................................. 26
     SECTION 9.03.  Representations, Warranties and Covenants
                       of Lessee............................................. 27
     SECTION 9.04.  Indemnity................................................ 28
     SECTION 9.05.  Foreign Tax Credit Indemnity............................. 30
     SECTION 9.06.  Income Inclusion: Reverse Indemnities.................... 30
     SECTION 9.07.  Excluded Losses.......................................... 32
     SECTION 9.08.  Contest Provisions....................................... 34
     SECTION 9.09.  Determination of Payments................................ 35
     SECTION 9.10.  Affiliated Group......................................... 36
     SECTION 9.11.  Recalculation............................................ 36

ARTICLE X  -   Lessee Agreements Relating to Facility........................ 37

     SECTION 10.01. Liens.................................................... 37
     SECTION 10.02. Operation, Maintenance and Completion.................... 37
     SECTION 10.03. Reports.................................................. 38
     SECTION 10.04. Replacement of Parts..................................... 38
     SECTION 10.05. Required Alterations..................................... 39
     SECTION 10.06. Optional Alterations..................................... 39
     SECTION 10.07. Reports of Alterations................................... 39
     SECTION 10.08. Title to Alterations..................................... 39
     SECTION 10.09. Funding of Alterations................................... 40
     SECTION 10.10. Identification........................................... 40
     SECTION 10.11. Manuals, Logs, Plans and Specifications.................. 40


ARTICLE XI  -  Insurance..................................................... 41

     SECTION 11.01. Coverage................................................. 41

     SECTION 11.02. Endorsements. . . . . . . . . . . . . . . . . . . . . .   42
     SECTION 11.03. Adjustment of Losses.   . . . . . . . . . . . . . . . .   43
     SECTION 11.04. Application of Insurance Proceeds .   . . . . . . . . .   43
     SECTION 11.05. Evidence of Insurance .   . . . . . . . . . . . . . . .   44
     SECTION 11.06. Additional Insurance.   . . . . . . . . . . . . . . . .   44
     SECTION 11.07. Insurance Report. . . . . . . . . . . . . . . . . . . .   44

ARTICLE XII - Events of Loss  . . . . . . . . . . . . . . . . . . . . . . .   44

     SECTION 12.01. Payment of Stipulated Loss Value.   . . . . . . . . . .   44
     SECTION 12.02. Application of Other Payments on an Event of
                    Loss. . . . . . . . . . . . . . . . . . . . . . . . . .   45
     SECTION 12.03. Application of Payments Not Relating to an Event of Loss. 45
     SECTION 12.04. Other Dispositions. . . . . . . . . . . . . . . . . . .   45

ARTICLE XIII -  Events of Default . . . . . . . . . . . . . . . . . . . . .   46

ARTICLE XIV  -  Enforcement . . . . . . . . . . . . . . . . . . . . . . . .   48

     SECTION 14.01. Remedies.   . . . . . . . . . . . . . . . . . . . . . .   48
     SECTION 14.02. No Release.   . . . . . . . . . . . . . . . . . . . . .   51
     SECTION 14.03. Remedies Cumulative.  . . . . . . . . . . . . . . . . .   51

ARTICLE XV  - Assignments and Subleases . . . . . . . . . . . . . . . . . .   51

     SECTION 15.01. Assignment or Sublease by Lessee.   . . . . . . . . . .   51
     SECTION 15.02. Assignment by Lessor; Security for
                    Lessor's Obligations to Indenture Trustee . . . . . . .   52

ARTICLE XVI - Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . .   53

     SECTION 16.01. Further Assurances.   . . . . . . . . . . . . . . . . .   53
     SECTION 16.02. Notices .   . . . . . . . . . . . . . . . . . . . . . .   54
     SECTION 16.03. Severability. . . . . . . . . . . . . . . . . . . . . .   54
     SECTION 16.04. Survival .  . . . . . . . . . . . . . . . . . . . . . .   54
     SECTION 16.05. Successors and Assigns. . . . . . . . . . . . . . . . .   54
     SECTION 16.06. Amendment.  . . . . . . . . . . . . . . . . . . . . . .   55
     SECTION 16.07. Headings .  . . . . . . . . . . . . . . . . . . . . . .   55
     SECTION 16.08. Counterparts.   . . . . . . . . . . . . . . . . . . . .   55
     SECTION 16.09. GOVERNING LAW.  . . . . . . . . . . . . . . . . . . . .   55
     SECTION 16.10. True Lease .  . . . . . . . . . . . . . . . . . . . . .   55
     SECTION 16.11. Liabilities of Owner Trustee. . . . . . . . . . . . . .   55
     SECTION 16.12. Consent to Jurisdiction; Forum Selection.   . . . . . .   56

                    LEASE AGREEMENT, TOMAHAWK dated as of January 30, 1991,
               between THE CONNECTICUT NATIONAL BANK, a national banking association, not in its individual capacity but solely as trustee under the Trust Agreement as Lessor, and PACKAGING CORPORATION OF AMERICA, a Delaware corporation, as Lessee.


          In consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


                                   ARTICLE I

                                  Definitions
                                  -----------

          Capitalized terms used herein have the meanings assigned to them in Exhibit A hereto, and the rules of usage contained in Exhibit A are applicable hereto.


                                  ARTICLE II

                               Lease of Facility
                               -----------------

          SECTION 2.01. Lease. On the Closing Date, subject to all the terms and conditions of this Lease and the satisfaction of the conditions set forth in the Participation Agreement, Lessor shall lease, and hereby as of the Closing Date does lease, the Facility Assets to Lessee, and Lessee shall lease, and hereby as of the Closing Date does lease, the Facility Assets from Lessor, for the Term or such shorter period as may result from earlier termination of this Lease as provided herein.

          SECTION 2.02. Personal Property. It is the express intention of Lessor and Lessee that the Facility Assets shall at all times be and remain personal property as to all Persons and for all purposes to the fullest extent permitted by law.

          SECTION 2.03. Enforcement of Warranties. Lessor hereby authorizes Lessee (except at such time as a Default or Event of Default exists) to assert and enforce during the Term for Lessor's account all Lessor's claims and rights under the Acquisition Agreements against Sellers and under any warranties and indemnities of and claims against dealers, manufacturers, vendors, contractors and subcontractors relating to the Facility which were assigned to Lessor pursuant to the Acquisition Agreements. Any amount received by Lessee under any such warranty, indemnity or claim shall be applied as provided in Section 12.03.

          SECTION 2.04. Site Sublease. On the Closing Date, subject to all the terms and conditions of this Lease and satisfaction of the conditions set forth in the Participation Agreement, Lessor shall sublease, and hereby as of the Closing Date does sublease, the Site to Lessee and Lessee shall sublease, and hereby as of the Closing Date does sublease, the Site from Lessor, for the Term or such shorter period as may result from earlier termination of this Lease as provided herein. During the term of such sublease, Lessee shall pay Lessor on each anniversary of the Closing Date $100 per annum as a sublease rental payment for the Site for the year preceding such anniversary of the Site; provided, however, that Lessor hereby directs Lessee to deliver each such sublease rental payment to Ground Lessor as payment, on behalf of Ground Lessee, of the rental payments due under the Ground Lease. Notwithstanding any provision to the contrary contained in this Lease, it is understood that such sublease is and shall at all times remain subordinate to the Ground Lease.


                                  ARTICLE III

                                     Rent
                                     ----

          SECTION 3.01. Interim Rent and Basic Rent. (a) Lessee shall pay to Lessor, in respect of the Facility Assets, rent for the Interim Term on July 31, 1991, in an amount equal to all accrued and unpaid interest on the Loan Certificates payable on such date not paid by Owner Participant as required by
Section 6.01(b) of the Participation Agreement.

          (b) Lessee shall pay to Lessor, in respect of the Facility Assets, Basic Rent in installments in arrears on the Rent Dates during the Basic Term, each such installment to be in an amount equal to the percentage of Lessor's Cost set forth opposite such Rent Date on Schedule A. Such amounts of Basic Rent are subject to adjustment pursuant to Section 3.03. Lessee shall pay Basic Rent with respect to any Renewal Term as provided in Section 4.01.

          (c) Each installment of Interim Rent and Basic Rent shall be payable and paid in the manner set forth in Section 3.04.

          SECTION 3.02. Supplemental Rent. Lessee shall pay to Lessor, or to whoever shall be entitled thereto, any and all Supplemental Rent promptly as the same shall become due and payable. Lessee shall pay, as Supplemental Rent, amounts equal to all amounts payable by Lessor under the Indenture, including any premium payable in connection with the prepayment of any Loan Certificate (but excluding principal of and interest on the Loan Certificates) and all amounts payable to Owner Participant in respect of the commitment fee payable pursuant to Section 8.02 of the Participation Agreement.

          SECTION 3.03.  Adjustments.  If at any time

          (i) any of the Variable Assumptions set forth in Schedule 3.03(i) is incorrect,

          (ii)  the Refinancing occurs at the request of Lessee pursuant to
    Section 8.01 of the Participation Agreement,

          (iii)  Lessor finances the cost of any Alterations pursuant to Section
    8.02 of the Participation Agreement,

          (iv) a Change in Tax Law occurs or clause (ii) of section 9.04 is applicable, or

          (v)  any Work in Progress is not completed by April 30, 1991,

the schedules of Basic Rent and Stipulated Loss Values shall be adjusted (upward or downward) to preserve Net Economic Return and the percentages set forth in clauses (ii) and (v) of Section 4.02(a) shall be adjusted (upward or downward) based on the original method of computation thereof (but taking into account, in the case of clause (iii) above, any change in the conclusion of an appraiser mutually agreeable to Owner Participant and Lessee arising in respect of such Alterations, it being understood that the issue will be presented to such appraiser), except that, in the case of clause (v) above, the percentages set forth in Section 9.01(e) shall be adjusted as applicable and except that, in the case of clause (iii) above, the portion of Net Economic Return with respect to such Alterations shall be adjusted to reflect the assumptions set forth in
Schedule 3.03(i) and to reflect any increase or decrease, at the time of determination, in the per annum rate paid an five-year Treasury Certificates issued by the United States of America from the rate paid an such Treasury Certificates on the date five days prior to the Closing Dates. All such adjustments shall be made as soon as practicable after the occurrence of the event giving rise thereto and shall be made in respect of installments of Basic Rent falling due after the determination thereof, except that if the next Rent Date falls due within 30 days after such determination, such adjustments shall be made in respect of all installments of Basic Rent falling due after such Rent Date. All such adjustments (x) shall be in compliance with the provisions of Revenue Procedure 75-21 and Revenue Procedure 75-28, (y) shall not cause the Lease to be treated as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code and shall be made in a manner otherwise designed to comply with Section 467 of the Code and any regulations thereunder (except that, in connection with an adjustment made within four months after the Closing Date to take into account Transaction Expenses, such compliance with
Section 467 shall be required to the extent the original calculation of Interim and Basic Rent would have so complied and, in connection with an adjustment made pursuant to clause (iii) above with respect to Known Alterations, if such compliance, taking into account each payment of Basic Rent as so adjusted, would increase the net present value of Basic Rent over the net present value of Basic Rent if such compliance with Section 467 were required to this extent the original calculation of Interim and Basic Rent would have so complied, then, unless Lessee, and Owner Participant shall otherwise agree, the portion of Basic Rent attributable to such Known Alterations shall be treated as a separate tranche of Basic Rent and such compliance with Section 467 shall be required with respect to such separate tranche of Basic Rent attributable to such Known Alterations) and (z) to the extent not inconsistent with the foregoing clauses (x) and (y), shall generally preserve, to the extent practicable, the original pattern of payments of Basic Rent. Such adjustments may, but need not, be reflected in an amendment to this Lease but shall become effective upon completion and verification of the computations, as provided in this Section 3.03. Upon the occurrence of an event requiring an adjustment, Owner Participant shall make the necessary computations as soon as practicable and furnish to Lessee, Owner Trustee and Indenture Trustee an instrument setting forth the adjusted schedules. Upon request of Lessee made within a reasonable time following the delivery to Lessee by Owner Participant of such instrument, such amounts shall be verified by the independent public accounting firm that audits owner Participant's financial statements. The cost of such verification shall be borne by Lessee unless such verification results in a reduction of 2% or more in the net present value of Basic Rent as computed by Owner Participant, in which case such cost shall be borne by Owner Participant.

          Notwithstanding any other provision in this Lease or in any of the other Operative Documents, under all circumstances the Basic Rent payable on any Rent Date during the Basic Term will be an amount at least sufficient to pay in full on such Rent Date the aggregate amount of principal of and interest on the Loan Certificates scheduled to be payable on such Rent Date, and each payment of Stipulated Loss Value will be in an amount at least sufficient, when combined with any Rent payable simultaneously therewith, to pay the unpaid principal amount of and unpaid and accrued interest on and premium then payable on all Loan Certificates outstanding at the time Stipulated Loss Value and such Rent is due and payable hereunder.

          SECTION 3.04. Method of Payment. Subject to section 15.02, Interim Rent and Basic Rent payable to Lessor shall be paid to Owner Participant's Account No. 50-205-776 at Bankers Trust Company, New York, N.Y., ABA No. 0210-0103-3 GECC/T&I Depository Account (and shall reference "1991 Packaging Corporation Tomahawk"), or to such other account at such other place as owner Participant shall specify in writing. Each payment of Rent shall be initiated into the Federal Reserve Funds wire transfer system and such initiation shall have been confirmed by telephone or other notice by the initiating bank to Indenture Trustee and Lessor prior to 12:00 noon, local time at the place of receipt, on the scheduled date on which such payment shall be due, unless such scheduled date shall not be a Business Day, in which case such payment shall be made on the next Business Day and be accompanied by interest at the Payment Rate on the amount of such payment from and including such scheduled date to the date of payment.

          SECTION 3.05. Late Payment. If any Rent shall not be paid when due, Lessee shall pay to Lessor (or, in the case of Supplemental Rent, to whoever shall be entitled thereto), as Supplemental Rent, interest (to the extent permitted by law) on such overdue amount from and including the due date thereof to but excluding the date of payment thereof (unless such payment shall not have been initiated into the Federal Reserve Funds wire transfer system or such initiation shall not have been confirmed by telephone or other notice by the initiating bank to Indenture Trustee and Lessor prior to

12:00 noon, local time at the place of receipt, on such date of payment, in which case such date of payment shall be included) at the Designated Rate. If any Rent shall be paid an the date when due, but either not initiated into the Federal Reserve Funds wire transfer system or such initiation shall not have been confirmed by telephone or other notice by the initiating bank to Indenture Trustee and Lessor prior to 12:00 noon, local time at the place of receipt interest shall be payable as aforesaid for one day.

          SECTION 3.06. Net Lease; No Setoff; etc. This Lease is a net lease and, notwithstanding any other provision of this Lease except as may be expressly provided herein or in Section 6.01(b) of the Participation Agreement, all Rent shall be paid without notice, demand, counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction. The obligations and liabilities of Lessee hereunder shall in no way be released, discharged or otherwise affected (except as may be expressly provided herein or in Section 6.01(b) of the Participation Agreement) for any reason, including: (a) any defect in the condition, merchantability, quality or fitness for use of the Facility or any part thereof; (b) any damage to, removal, abandonment salvage, loss, scrapping or destruction of or any requisition or taking of the Facility or any part thereof; (c) any restriction, prevention or curtailment of or interference with any use of the Facility or any part thereof;
(d) any defect in or any Lien on the Facility or any part thereof; (e) any change, waiver, extension, indulgence or other action or omission in respect of any obligation or liability of Lessee or Lessor; (f) any bankruptcy insolvency, reorganization composition, adjustment, dissolution, liquidation or other like proceeding relating to Lessee, any Lessor Party, any holder of Loan Certificates or any other Person, or any action taken with respect to this Lease by any trustee or receiver of any Person mentioned above, or by any court; (g) any claim that Lessee has or might have against any Person, including any failure on the part of any Lessor Party to perform or comply with any of the terms hereof or of any other agreement; (i) any invalidity or unenforceability or disaffirmance of this Lease or any provision hereof or any of the other Operative Documents or any provision of any thereof, in each case whether against or by Lessee or otherwise; or (j) any other occurrence whatsoever, whether similar or dissimilar to the foregoing, whether or not Lessee shall have notice or knowledge of any of the foregoing.

          This Lease shall be noncancelable by Lessee, and, except as expressly provided herein, Lessee, to the extent permitted by law, waives all rights now or hereafter conferred by statute or otherwise to quit, terminate or surrender this Lease, or to any diminution or reduction of Rent payable by Lessee hereunder. All payments by Lessee made hereunder shall be final, absent manifest error, and Lessee shall not seek to recover any such payment or any part thereof for any reason whatsoever, absent manifest error. If for any reason whatsoever this Lease shall be terminated in whole or part by operation of Law or otherwise except as expressly provided herein, Lessee shall nonetheless pay an amount equal to each Rent payment at the time and in the manner that such payment would have become due and payable under the terms of this Lease if it had not been terminated in whole or in part. All covenants and agreements of Lessee shall be performed at its cost, expense and risk unless expressly otherwise stated.

Nothing in this.Article III shall be construed as a guaranty by Lessee of any residual value in the Facility or as a guaranty of the Loan Certificates.


                                  ARTICLE IV

                                Lessee Options
                                --------------

          SECTION 4.01. Renewal. (a) Right to Renew. Unless the Facility Assets shall have been sold or disposed of pursuant to this Lease or an Event of Loss shall have occurred or a Default described in clause (a) or (f) of Article XIII or an Event of Default shall exist at the time of giving the notice referred to below or at the commencement of the relevant Renewal Term, Lessee shall have the right to renew this Lease (i) at the end of the Basic Term for the Fixed Price Renewal Term and (ii) at the end of the Basic Term or the Fixed Price Renewal Term, if elected, or a Fair Market Renewal Term, if elected, for a Fair Market Renewal Term. In order to exercise any such right, Lessee shall notify each Lessor Party thereof in writing not more than 12 month nor less than 6 months prior to the commencement of the relevant Renewal Term, which notice shall be irrevocable and shall specify the type of renewal term elected in accordance with this Section 4.01(a) and the duration thereof (which shall be an integral multiple of six months, shall not end after the end of the Ground Lease Term and, in the case of a Fair Market Renewal Term, shall be at least one year and not more than five years or, in the case of the Fixed Price Renewal Term, shall be, subject to Section 4.01(c), at least one year and not more than 50% of the Basic Term). If Lessee shall fail to renew this Lease as provided above, Lessor shall, subject to Section 4.02, be free to lease or dispose of all or any part of the Facility to any other Person on any terms acceptable to Owner Participant.

          (b) Terms. All the terms and provisions of this Lease shall be applicable during any Renewal Term. Lessee shall pay to Lessor as Basic Rent for the Facility Assets (i) on each of the Rent Dates during the Fixed Price Renewal Term an amount equal to 60% of the average of the installments of Basic Rent payable during the Basic Term and (ii) on each of the Rent Dates during any Fair Market Rental Value of the Facility Assets.

          (c) Determinations. Promptly after Lessee shall have given a notice pursuant to Section 4.01(a), Lessee and Owner Participant shall agree upon the Fair Market Rental Value (if such notice designates a Fair Market Renewal Term) of the Facility Assets, the Fair Market Sale Value of the Facility Assets, the useful life of the Facility Assets and the first date at which the Facility Assets will no longer be expected to have a Fair Market Sale Value of at least 20% of Lessor's Cost after eliminating the effect of any inflation or deflation since the Closing Date, each as of the commencement of the relevant Renewal Term, or, if they shall fail to agree within 30 days after the giving of such notice, such values, life and date shall be determined by the Appraisal Procedure. Promptly after any such determination, Schedule B hereto shall be modified to set forth therein the Fair Market Sale Value so determined as the Stipulated Loss Value applicable at the commencement of such Renewal Term, amortized ratably in semiannual steps over the estimated remaining useful life of the Facility Assets. If Lessee has elected the Fixed Price Renewal Term and either the date at which 75% of the redetermined useful life of the Facility Assets will have expired or the first date at which the Facility Assets will no longer be expected to have a Fair Market Sale Value of at least 20% of Lessor's Cost, as determined above, is before the Rent Date on which the Fixed Price Renewal Term would otherwise end, the duration thereof shall automatically be reduced so that it ends on the latest Rent Date which precedes the earlier of the two dates mentioned above.


          SECTION 4.02. Purchase. (a) Right to Purchase. Unless the Facility Assets shall have been sold or disposed of pursuant to this Lease or an Event of Loss shall have occurred or an Event of Default shall exist at the time of giving the notice referred to below or at the date fixed for purchase, Lessee shall have the right, at its option, to purchase the Facility Assets at the time and at the price as follows: (i) on July 31, 2005, January 31, 2006, or July 31, 2006, for a purchase price equal to the greater of Stipulated Loss Value on such Rent Date and the Fair Market Sale Value of the Facility Assets of such Rent Date, (ii) on January 31, 1997, for a purchase price equal to 117.03223952% of Lessor's Cost, (iii) on the first Rent Date occurring more than 90 days after Lessee shall have delivered to Lessor and Indenture Trustee an Officer's Certificate in form and substance satisfactory to each of them evidencing in reasonable detail that Burdensome Alterations are required and have not yet been effected (if such Rent Date is after the fifth anniversary of the Closing Date) or, if there shall have occurred a Burdensome Event, on the first Rent Date occurring more than 90 days after such occurrence, in either case for a purchase price equal to the greater of Stipulated Loss Value on such Rent Date and the Fair Market Sale Value of the Facility Assets on such Rent Date, (iv) on the last day of the Basic Term, for a purchase price equal to the Fair Market Sale Value of the Facility Assets, (v) on the last day of the Basic Term, for a purchase price equal to 74% of Lessor's Cost or (vi) on the last day of any Renewal Term, for a purchase price equal to the Fair Market Sale Value of the Facility Assets on such date. In order to exercise any such right, Lessee shall notify each Lessor Party thereof in writing not more than 12 months nor less than 6 months (30 days in the case of clause (iii) above) prior to the date fixed for purchase, which notice shall be irrevocable and shall specify the basis for the notice, the option selected and the date purchase is to be made. If Lessee shall fail to purchase the Facility Assets pursuant to this Section
4.02 at the end of the Term (including any elected Renewal Term), Lessor shall, subject to Section 4.01, be free to lease or dispose of all or any part of the Facility Assets to any other Person on any terms acceptable to Owner Participant.

          (b) Payment. If Lessee has elected to purchase the Facility Assets as provided in Section 4.02(a), Lessee shall pay the purchase price of the Facility Assets on the date fixed for purchase and shall simultaneously pay all Rent due and all Rent accrued through and including such date, whereupon Lessor shall Transfer the Facility to

Lessee. If Lessee exercises its right to purchase the Facility Assets pursuant to Section 4.02(a)(ii), so long as no Default or Event of Default exists, Lessee may elect (by so specifying in the notice delivered pursuant to Section 4.02(a)) to assume the Indenture and the Loan Certificates in accordance with Section
6.09 of the Indenture, and the purchase price of the Facility Assets shall be reduced by the unpaid principal amount of the Loan Certificates assumed. If Lessee shall fail to pay for or purchase the Facility Assets an the date fixed for purchase, it shall lose its right to purchase the Facility Assets pursuant to the relevant clause of Section 4.02(a) (but its right, if any, to purchase under the other clauses shall be unaffected) and any Lessor Party may proceed by appropriate court action to recover damages or obtain other appropriate relief, including specific performance, with respect to such failure.

          (c) Determinations. Promptly after Lessee shall have given a notice pursuant to clause (i), (iii), (iv) or (vi) of Section 4.02(a), Lessee and Owner Participant shall agree upon the Fair Market Sale Value of the Facility Assets as of the date fixed for purchase or, if they shall fail to agree within 30 days after the giving of such notice, such Fair Market Sale Value shall be determined by the Appraisal Procedure.

          SECTION 4.03. Obsolescence Termination. (a) Right to Terminate. Unless an Event of Loss shall have occurred or an Event of Default shall exist at the time of giving the notice referred to below or at the date fixed for termination, Lessee shall have the right at any time during the Basic Term to terminate this Lease on the Rent Date specified in such notice, but only if Lessee shall have determined (and shall have delivered to each Lessor Party an Officer's Certificate to the effect) that the Facility Assets have become obsolete, surplus or uneconomic to Lessee's purposes for any reason, including government mandated Alterations. In order to exercise such right, Lessee shall notify each Lessor Party thereof in writing not more than 12 months nor less than 6 months prior to the date fixed for termination, which notice shall be irrevocable. From and after the giving of such notice, Lessee shall, as agent for Lessor, use all reasonable efforts to sell the Facility Assets for the best cash price obtainable. On the date fixed for termination, Lessor shall (subject to receipt of the sales price and all additional payments specified in the next sentence and subject to its rights set forth in Section 4.03(b)), Transfer the Facility for cash to the purchaser (who may not be Lessee or any Affiliate thereof) who has offered the highest cash price. The total sales price realized at such sale shall be retained by Lessor and on the date fixed for termination Lessee shall pay to Lessor the excess, if any, of the Stipulated Loss Value as of the date fixed for termination over the sales price of the Facility after deducting all expenses incurred by Lessor Parties in connection with such Transfer, and Lessee shall simultaneously pay all Rent due and all Rent accrued through and including the date fixed for termination, whereupon the Term shall end. If a Transfer shall not have occurred on or as of the date fixed for termination, the Facility shall continue to be subject to this Lease and this Lease shall continue in full force and effect with respect thereto, Lessee shall be required to make a Supplemental Rent payment in the amount specified in
Section 4.04 of the Indenture and, unless such nonoccurrence results from default by the purchaser, Lessee shall thereafter have no right of termina-tion under this Section 4.03. No Lessor Party shall be under any duty to solicit bids or sales, to inquire into the efforts of Lessee to obtain bids or otherwise to take any action in connection with any such sale other than the obligation of Lessor to Transfer the Facility as provided above.

          (b) Retention. Notwithstanding Section 4.03(a), Lessor may, at the direction of Owner Participant, on not less than 90 days' prior written notice to Lessee, refuse to Transfer the Facility pursuant to Section 4.03(a), in which case (i) Lessee shall not be obligated to pay the amounts specified in the antepenultimate sentence of Section 4.03(a) but rather shall pay to Lessor on the date fixed for termination all Rent due and all Rent accrued through and including the date fixed for termination and (ii) Lessor or Owner Participant shall contemporaneously pay to Indenture Trustee on such date such amount as may, when added to amounts held or received by Indenture Trustee for such purpose, be required to make the payments specified in clauses "First" through "Fourth" of Section 3.02 of the Indenture, whereupon (and only whereupon) the Term shall end.


                                   ARTICLE V

                              Return of Facility
                              ------------------

          SECTION 5.01. Return of Facility. Unless the Facility shall have been or is being Transferred to Lessee pursuant to this Lease, Lessee shall return the Facility to Lessor or to any transferee or assignee of Lessor on the Termination Date by surrendering the same into the possession of Lessor or such transferee or assignee free and clear of all Liens other than Lessor Liens and Permitted Encumbrances and in the condition required by Section 7.02 and Article X and free of all Hazardous Substances and Hazardous Wastes except those that are present in compliance with law. In addition, at the end of the Term, if requested to do so by Lessor, Lessee shall, at Lessor's risk and expense and without unreasonably interfering with Lessee's operations, dismantle, crate, remove and ship the Facility Assets as specified by Lessor.

          SECTION 5.02. Disposition Services. If Lessee shall not have exercised any of its rights provided in Article IV, during the last six months of the Term, Lessee will fully cooperate with Lessor and Owner Participant in connection with efforts to lease or dispose of the Facility.


                                  ARTICLE VI

                         Lessor Agreements and Rights
                         ----------------------------

          SECTION 6.01. Quiet Enjoyment. So long as no Event of Default exists, Lessee shall have the right to, and Lessor Parties shall not take or cause to be taken any action contrary to Lessee's right to quiet enjoyment of, or the continuing possession, use and operation of the Facility during the Term, except in accordance with the provisions of this Lease.

          SECTION 6.02.  Disclaimer of Warranties.  The warranty set forth in
Section 6.01 is in lieu of all other representations and warranties of any Lessor Party, whether written, oral or implied, with respect to this Lease or the Facility. As between each Lessor Party and Lessee, execution by Lessee of this Lease shall be conclusive proof of the compliance of the Facility with all requirements of this Lease, and LESSOR LEASES AND LESSEE TAKES THE FACILITY AND EACH PART THEREOF AS IS AND WHERE LOCATED, and no Lessor Party shall be deemed to have made, and EACH LESSOR PARTY HEREBY DISCLAIMS, ANY OTHER REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER, INCLUDING THE DESIGN OR CONDITION OF THE FACILITY OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, TITLE TO THE FACILITY OR ANY PART THEREOF, THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, NOR SHALL ANY LESSOR PARTY BE LIABLE FOR INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING LIABILITY IN TORT, STRICT OR OTHERWISE), it being agreed that all such risks, as between each Lessor Party and Lessee, are to be borne by Lessee. Lessee has made such investigation as it deems appropriate regarding the Facility and its entering into the Operative Documents. The provisions of this Section 6.02 have been negotiated, and, except as provided in Section 6.01, the foregoing provisions are intended to be a complete exclusion and negation of any representation or warranty by any Lessor Party, express or implied, with respect to this Lease or the Facility that may arise pursuant to any Governnmental Rule now or hereafter in effect or otherwise.

          SECTION 6.03. Inspection. Any Lessor Party and its authorized representatives may enter upon, inspect and examine, at their own expense (unless an Event of Default exists, in which case such expense shall be for the account of Lessee), the Facility and the books and records of Lessee relative thereto, and make copies and extracts therefrom. Any Participant may discuss Lessee's affairs, finances and accounts with Lessee's officers. Owner Participant, any Loan Participant as of the date hereof or other Loan Participants holding individually or in the aggregate at least $5,000,000 in aggregate principal amount of the Loan Certificates, may request, specifying a reasonable basis for doing so, that the chief financial officer of Lessee arrange a meeting with Lessee's independent public accountants to discuss Lessee's affairs, finances and accounts, and upon such request, such chief financial officer shall arrange for such meeting to take place promptly but in any event within 10 Business Days, provided that if the chief financial officer shall not arrange such a meeting, any such Participant or Participants may arrange such a meeting with Lessee's independent public accountants. Lessee authorizes such accountants to discuss with each of Owner

Participant and any such Loan Participant and their authorized representatives the affairs, finances and accounts of Lessee at such meeting. Representatives of Lessee shall be afforded an opportunity to be present at any such meeting with Lessee's independent public accountants. Lessee shall furnish to each Lessor Party statements accurate in all material respects regarding the condition and state of repair of the Facility, as often as may be reasonably requested. No Lessor Party shall have any duty to make any such inspection or inquiry and shall not incur any liability or obligation by reason of not making any such inspection or inquiry. Each Lessor Party shall treat all information received pursuant to the terms of this Section 6.03 as required by the terms of Section
9.12 of the Participation Agreement. Notwithstanding the foregoing, no Loan Certificateholder (other than an institutional investor) that is a direct or indirect competitor of Lessee shall have the rights set forth in this Section 6.03.

          SECTION 6.04. Right to Perform for Lessee. If Lessee shall fail to make any payment of Rent or shall fail to perform or comply with any of its other agreements contained herein (including in Article XI), any Lessor Party may, but shall not be obligated to, make such payment or perform or comply with such agreement, and the amount of such payment and the amount of all costs and expenses (including reasonable attorneys' and other professionals' fees and expenses) incurred by such Lessor Party in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Designated Rate, shall be payable by Lessee upon demand.


                                  ARTICLE VII

                               Lessee Agreements
                               -----------------

          SECTION 7.01. Indemnification. Whether or not any of the transactions contemplated by the Operative Documents shall be consummated, Lessee shall pay, assume liability for, indemnify, protect, defend, save and hold harmless each Indemnified Person from and against, on an After-Tax Basis, any and all Claims imposed on, incurred by or asserted against any Indemnified Person (whether because of act or omission by such Indemnified Person or otherwise and whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other Person, including Sellers), in any way relating to or arising out of (i) the Facility or any part thereof, (ii) any Operative Document, any Acquisition Agreement, the issuance, purchase or sale of the Loan Certificates or the making of any investment in the Facility, any payment made pursuant thereto or any other transaction contemplated by any Operative Document or Acquisition Agreement or (iii) the manufacture, financing, refinancing, construction, purchase, acceptance, rejection, ownership, acquisition, delivery, nondelivery, lease, sublease, preparation, installation, storage, maintenance, repair, transportation, transfer of title, abandonment, possession, rental, use, operation, condition, sale, return or other application or disposition of all or any part of the Facility or any interest therein, including (A) claims or penalties arising from any violation of law (including any environmental Governmental Rule) or liability in tort (strict or otherwise) or from the active or passive negligence of any Indemnified Person, (B) loss of or damage to any property or the environment or death or injury to any Person, (C) latent or other defects, whether or not discoverable, (D) any claim for patent, trademark or copyright infringement and
(D) any Claim arising as a direct or indirect result of the presence on or under, or escape, seepage, leakage, spillage, discharge, emission or release from any of Ground Lessor's or Lessee's property (including the Site and the Facility) or property under Ground Lessor's or Lessee's control of, any Hazardous Substance or any Hazardous Waste or arising out of or resulting from the environmental condition of any such property or the applicability of any Governmental Rule relating to any Hazardous Substance, whether or not occasioned wholly or in part by any condition, accident or event caused by any act or omission of Ground Lessor or Lessee or arising out of or resulting from the violation of any Governmental Rule applicable to the Site or the Facility or with respect to any activity conducted thereon; provided, however, that Lessee shall not be required to indemnify any Indemnified Person pursuant to this sentence for (i) any Claim in respect of the Facility to the extent arising from acts or events not attributable to Lessee which occur after possession of the Facility has been returned and delivered to Lessor in accordance with Section
5.01 (or, if such return occurs when an Event of Default exists, after full compliance by Lessee with all its obligations under this Lease as of such date),
(ii) any Claim resulting solely from acts which would constitute the willful misconduct or gross negligence of such Indemnified Person (unless imputed to such Indemnified Person by reason of the Facility or its interest therein),
(iii) any Transaction Expense to be paid by Owner Participant or (iv) any Taxes, except as provided above with respect to the obligation to make payments on an After-Tax Basis. If any Indemnified Person or Lessee shall have received written notice of any Claim indemnifiable under this Section 7.01, it shall give prompt notice thereof to Lessee or such Indemnified Person, as the case may be, but the failure to give such notice shall not affect any obligations under this Section
7.01. Upon payment in full to any Indemnified Person of any indemnity pursuant to this Section 7.01, Lessee shall be subrogated to any right of such Indemnified Person in respect of the matter against which such indemnity has been paid. Unless, in the reasonable judgment of Lessee, no reasonable basis exists for defending against the Claim giving rise to a Claim for which Lessee is obligated to indemnify such Indemnified Person, such Indemnified Person shall either (A) defend against such claim itself, in which case such Indemnified Person shall control such defense but shall consult with Lessee concerning the conduct thereof, or (B) permit Lessee to defend against such claim, in which case such Indemnified Person shall cooperate with Lessee by providing such witnesses, documents and other assistance as Lessee say reasonably request. Neither such Indemnified Person nor Lessee shall settle the contest of such claim without the written consent of the other, which consent will not be unreasonably withheld. Notwithstanding the two preceding sentences, an Indemnified Person shall have no obligation thereunder if (i) a Lease Default or Lease Event of Default shall exist, (ii) any material danger exists of (A) foreclosure, sale, forfeiture or loss of, or imposition of any Lien, other than a Permitted Lien, on the Facility or substantial interference with the operation of the Facility or (B) any criminal liability of such Indemnified Person or
(iii) Lessee shall not have delivered to such Indemnified Person an acknowledgement of its obligations under this Section 7.01 without prejudice to its right to contest claims as provided above. Nothing contained in this paragraph shall be construed as a guaranty by Lessee of any residual value in the Facility or as a guaranty of the Loan Certificates.

          Without limitation of the foregoing, Lessee shall pay (i) the ongoing fees, expenses and disbursements of Owner Trustee and Indenture Trustee, on a pre-tax basis, (ii) all costs and expenses incurred by any Lessor Party in connection with (A) any Event of Default, (B) the entering into or giving, or withholding of any supplement, amendment, modification, waiver or consent with respect to any Operative Document or any Acquisition Agreement, (C) any Event of Loss or, after the occurrence of any Default or Event of Default which is continuing any transfer of all or any part of the right, title and interest of Lessor or Owner Trustee in the Facility or in, to and under any Operative Document or any Acquisition Agreement or (D) any Refinancing or Additional Financing and (iii) all Supplemental Rent to whoever is entitled thereto.

          SECTION 7.02. Compliance with Laws. (a) Lessee shall comply with all Governmental Rules and Governmental Actions, including those relating to pollution and environmental matters applicable to or pertaining to the property, business and operations of Lessee, including the Facility; provided that Lessee shall not be deemed to be in breach of this covenant so long as it is in good faith contesting the applicability or validity of any Governmental Rule or Governmental Action, or defending any alleged violation thereof, by appropriate proceedings being diligently conducted and such contest would not violate clause
(x), (y) or (z) of the definition of Permitted Liens, and provided further that the payment of any fine or penalty imposed by a Governmental Authority and the cure of any continuing noncompliance shall be deemed to effect a complete and satisfactory cure of the related breach of this Section 7.02(a).

          (b) Lessee shall promptly (but in any case not more than 10 days after the and of the calendar month in which any such event occurs) notify each Lessor Party in writing of any of the following events: (i) a Responsible Officer obtains knowledge that the disposition, use, refining, generation, manufacture, production, storage, handling, treatment, transfer, release, processing or transportation of any Hazardous Substance or Hazardous Waste by, at, or in connection with the operation of, the Facility has been done in material violation of any Governmental Rule or Governmental Action, (ii) any material Governmental Rule or Governmental Action is entered or taken by any Governmental Authority (other than the promulgation of a rule or regulation of general applicability) against Lessee with respect to the Facility or the Facility's business or operations as a result of any Hazardous Substance or Hazardous Waste on, or emanating from or generated by, the Facility or (iii) any material claim made by any third party relating to any Hazardous Substance or Hazardous Waste on, or emanating from or generated by, the Facility (any such material violation, order, action or claim, an "Environmental Violation"). After the occurrence of any Environmental Violation, Lessee shall forthwith prepare and deliver to each of the parties identified in the next sentence a Remedial Plan addressing such Environmental Violation wherein Lessee shall describe and undertake such actions as may be necessary and appropriate and consistent with good business practices for the complete remediation of such Environmental Violation at the earliest practicable date; provided, that such Remedial Plan shall be deemed to satisfy the foregoing requirements if such Remedial Plan shall have been approved, and reasonable evidence of such approval shall have been provided to Lessor and Indenture Trustee, by all Governmental Authorities having jurisdiction over the subject matter thereof. The Remedial Plan shall be delivered to each Lessor Party not more than 30 days after notice of the related Environmental Violation was given by Lessee (or required hereunder to have been so given or, in the case of the Environmental Violation described in the proviso to the next sentence, on or before March 1, 1991). For purposes of this Section 7.02(b), a violation, order, action or claim described in clause (i), (ii) or (iii) above shall be an Environmental Violation if (x) the compliance with, remediation or satisfaction of, such violation, order, action or claim could, together with any fines or penalties imposed in connection therewith, reasonably be expected to cost (the "Cleanup Cost") (A) $5 million or more or (B) $1 million or more if such Cleanup Cost, together, with the Cleanup Costs associated with all other then outstanding environmental violations having a Cleanup Cost of $1 million or more, exceeds $5 million; provided that the deficiencies in the wastewater treatment system and the related groundwater contamination at the Facility described in the Dames & Moore environmental audit report of December 7, 1990, shall be deemed to be an Environmental Violation.

          (c) Lessee shall diligently and promptly take all necessary actions to remedy each Environmental Violation in accordance with the provisions of the relevant Remedial Plan (including the schedules and the periodic reporting obligations set forth therein); provided that, subject to Lessee's right to contest as set forth in Section 7.02(a) above, Lessee shall take all remedial actions required of it by any Governmental Authority with respect to any Environmental Violation.

          SECTION 7.03. No Liens. Lessee shall not directly or indirectly create, incurs assume or suffer to exist at any time, whether voluntarily or by operation of law, Liens (other than Permitted Liens) on Lessee's assets or any portion thereof except for (i) Liens on assets acquired subsequent to the Closing Date by Lessee (and in the case of real property so acquired, on any improvements or additions or replacements thereto) securing Debt not at any time exceeding the acquisition cost of such assets and incurred at or before or within 90 days after the time such assets are so acquired and not extending to any other assets; (ii) Liens for extensions, renewals or refundings of obligations secured by Liens permitted by clause (i) not in excess of the amount being extended, renewed or refunded; (iii) Liens for Taxes or other governmental charges or mechanics', materialmen's, carriers', employees', warehousemen's, repairers' or other similar Liens incurred in the ordinary course of business, in each case which are not yet due or which are being contested in good faith by appropriate proceedings (so long as such contest does not violate clause (x), (y) or (z) of clause (iii) of the definition of Permitted Liens); (iv) pledges or deposits to secure payment of workmen's compensation, good faith deposits in connection with tenders, contracts (other than contracts for the repayment of Debt), deposits to secure public or statutory obligations, deposits to secure or in lieu of surety or appeal bonds and pledges or deposits for similar purposes in the ordinary course of business;
(v) leases on property owned by Lessee and landlords' liens on property held under lease; (vi) encumbrances under contracts and contract rights relating to the sale of assets, including options and rights of first refusal; (vii) other Liens or encumbrances on real property incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit which do not in the aggregate materially detract from the value of such real property subject thereto or materially impair the use thereof in the operation of Lessee's business; and (viii) other Liens securing obligations for the payment of money which do not at the time of encumbrance, taken together with all other such Liens then encumbering Lessee's property, exceed an amount equal to 10% of Lessee's consolidated total assets (as shown on the most recent balance sheet delivered pursuant to Section 6.03 of the Participation Agreement).

          SECTION 7.04. Merger, Consolidation, etc. Except as hereinafter provided in this Section 7.04, Lessee shall maintain its corporate existence. Lessee shall not consolidate or merge with or into any other Person or sell, transfer, convey or lease all or substantially all of its assets (treating for such purpose all sales, transfers conveyances and leases of assets during any 24 month period as if constituting a single transaction) to any Person or cease to be a subsidiary of Tenneco Inc., unless:

          (a) such Person is before and after such transaction a Subsidiary of Tenneco Inc. or the prior written consent of Owner Participant has been obtained;

          (b) the successor formed by such consolidation or merger or that acquires by conveyance, transfer or lease all or substantially all its assets as an entirety (i) shall be a corporation organized under the laws of the United States of America, a state thereof or the District of Columbia,
    (ii) shall execute and deliver to Indenture Trustee, Owner Trustee and each Participant an agreement in form and substance satisfactory to each of them containing an assumption by such successor of the due and punctual performance of each covenant, obligation and condition of the Operative Documents and Acquisition Agreements to be performed or observed by Lessee,
    (iii) immediately after such transaction would be permitted to incur an additional $1 of Funded Debt in accordance with Section 7.05, (iv) immediately after such transaction would be permitted to make a Restricted Payment of at least $1 in accordance with Section 7.06 and (v) immediately after such transaction no Event of Default would exist;

          (c) immediately after Lessee ceases to be a Subsidiary of Tenneco Inc.
    (i) Lessee would be permitted to incur an additional $1 of Funded Debt in accordance with Section 7.05, (ii) Lessee would be permitted to make a Restricted Payment of at least $1 in accordance with Section 7.06 and (iii) no Event of Default would exist; and

          (d) Lessee shall have delivered to each Lessor Party an Officer's Certificate and an opinion of counsel satisfactory to each such Person, stating that such transaction, and any assumption agreement required by paragraph (b) of this Section 7.04, complies with this Section 7.04 and that all conditions precedent relating to such transaction have been complied with.

          Upon consummation of any such transaction in accordance with this
Section 7.04, the successor shall succeed to, and be substituted for, and may exercise every right and power of, Lessee under the Operative Documents and Acquisition Agreements with the same effect as if such successor had been named therein. No such transaction shall have the effect of releasing Lessee or any successor that shall theretofore have become such in the manner prescribed in this Section 7.04 from its liability under the Operative Documents or the Acquisition Agreements.

          SECTION 7.05. Debt. Neither Lessee nor any of its Subsidiaries shall incur any Funded Debt unless immediately thereafter, upon giving pro forma effect thereto, Cash Flow Coverage of Fixed Charges would exceed 2.0 and Funded Debt of Lessee and its Subsidiaries, an a consolidated basis, would not exceed 55% of Total Capital of Lessee and its Subsidiaries, on a consolidated basis. For purposes of the foregoing, "Cash Flow Coverage of Fixed Charges" means, for the four fiscal quarterly periods ending immediately prior to the date of determination thereof, the ratio of Net Income before taxes plus depreciation and interest expense and lease rentals minus capital expenditures (other than Known Modifications financed by Owner Participant) to interest expense and lease rentals and dividends on all mandatorily redeemable preferred stock of Lessee and its Subsidiaries.

          SECTION 7.06. Restricted Payments. (a) Lessee shall not pay or declare any Restricted Payment (other than as permitted by Section 7.06(b)) if
(i) immediately after the making thereof Funded Debt of Lessee and its Subsidiaries, on a consolidated basis, would exceed 50% of Total Capital of Lessee and its Subsidiaries, on a consolidated basis, or (ii) the making thereof would cause Lessee's Net Worth to be less than $800 million or (iii) there shall exist any Default or Event of Default under this Lease or any default or event of default under the Other Lease.

          (b) Neither Lessee nor any of its Subsidiaries shall make or permit to exist any loan or advance to Tenneco Inc. or any of its Affiliates except loans or advances to Tenneco Inc. that are payable upon demand, bear interest, payable at least annually, at a rate equal to the prime rate as quoted by Morgan Guaranty Trust Company of New York from time to time and are made out of cash generated in the ordinary course of operations of Lessee or its Subsidiaries and only if (I) Tenneco Inc. owns, directly or indirectly, all the outstanding equity securities of Lessee and either (i) all publicly held debt obligations of Tenneco Inc. having a maturity of one year or more from the date of issue are rated at least investment grade by Moody's and Standard & Poors, or (ii) arrangements have been made which are in all respects satisfactory to Owner Participant and Loan Participants, whereby return of the amount loaned or advanced is unconditionally guaranteed, (II) Funded Debt of Lessee and its

Subsidiaries, on a consolidated basis, does not exceed 55% of the excess of Total Capital of Lessee and its Subsidiaries, on a consolidated basis, over the aggregate amount of all loans and advances to Tenneco Inc. and (III) no Default or Event of Default exists.

          SECTION 7.07. Transactions with Affiliates. Lessee shall conduct all transactions (including payments and receipt of benefits) with any of its Affiliates in a manner consistent with the conduct of transactions among Tenneco Inc. and all its Subsidiaries and on terms which, in the case of a material transaction, the Board of Directors of Lessee has determined in good faith to be in the best interests of Lessee and not materially adverse to Participants.
Schedule 7.07 sets forth an accurate description of the tax sharing arrangements between Lessee and Tenneco Inc. as of the Closing Date and no tax sharing agreement between Lessee and Tenneco Inc. or any Affiliate thereof shall be altered or revised in any way which would materially alter Lessee's cash flow.


                                 ARTICLE VIII

                             General Tax Indemnity
                             ---------------------

          SECTION 8.01. Indemnity. All payments by Lessee in connection with the Overall Transaction shall be free of withholdings of any nature whatsoever (including any withholdings in respect of payments pursuant to this Article
VIII). If Lessee is required to make any payment upon which any withholding is required, Lessee shall pay an additional amount such that the net amount actually received by the Person entitled to receive such payment will, after such withholding, equal the full amount of the payment then due. If for any reason, Lessee is required to make any payment to a taxing authority or to any such Person as a result of the application of the preceding sentence that relates to or is a result of any Tax imposed on or with respect to any such Person which Tax is not the responsibility of Lessee under the terms of this
Section 8.01, then such Person shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, pay to Lessee an amount which equals the amount paid by Lessee with respect to or as a result of such Tax that is not the responsibility of Lessee increased by the amount of any net tax savings to such Person attributable to the making of such payment to Lessee.

          Except as provided in Section 8.02, Lessee shall pay on an After-Tax Basis, and on written demand shall indemnify, defend and hold each Indemnified Person harmless on an After-Tax Basis from and against, any and all Taxes imposed on or with respect to any Indemnified Person, Lessee, any sublessee, the Facility, the Site or any portion thereof or interest therein by any Federal, state or local government or other taxing authority in the United States, or any government or taxing authority of or in a foreign country or any international authority, in connection with or in any way relating to (a) the manufacture, construction, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, ownership, assembly, possession, repossession, operation, use, condition, maintenance, repair, sale, dismantling, return, abandonment, preparation, installation, storage, replacement, redelivery, leasing, subleasing, modification, transfer of title, rebuilding, rental, importation, exportation or other application or disposition of, or the imposition of any Lien (or incurrence of any liability to refund or pay over any amount as a result of any Lien) on, the Facility, the Site or any portion thereof or interest therein, (b) the payment of Rent or the receipts or earnings arising from or received with respect to the Facility, the Site or any portion thereof or any interest therein, (c) the Loan Certificates and the Indenture, their issuance, execution, filing, recording, sale, delivery, refinancing, assumption, exchange, reoptimization or acquisition, or the payments of any amounts thereon, (d) the property, or other proceeds with respect to the property, held by Indenture Trustee under the Indenture, (e) any other amount paid or payable pursuant to any Operative Document, (f) the Facility, the Site or any portion thereof or any interest therein, (g) all or any of the Operative Documents, any other documents contemplated thereby and any amendments and supplements thereto, and (h) otherwise with respect to or in connection with the Overall Transaction (whether or not any of the transactions contemplated by the Operative Documents shall be consummated). The term "Taxes" shall mean any and all fees (including documentation, license and registration fees), taxes (including income, gross receipts, value-added, sales, use, property (personal and real, tangible and intangible), intangible taxes, intangible recording taxes, documentary stamp and stamp taxes), levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions thereto and interest thereon.

          SECTION 8.02. Exclusions from General Tax Indemnity. Section 8.01 (except for the first two sentences of the first paragraph thereof) shall not apply to:

          (a) in the case of Owner Participant and any Loan Participant, Taxes (other than Taxes that are or are in the nature of sales, use, property, value-added, license or rental Taxes) imposed by the United States Federal government pursuant to Subtitle A of the Code or any successor provision (including any minimum Taxes, withholding Taxes and any Taxes on or measured by any items of tax preference), other than in the case of any Loan Participant (i) Taxes that would not have been imposed if a change in the Amortization Schedules pursuant to Section 2.03(b) of the Indenture had not occurred and (ii) Taxes that would not have been imposed if Lessee had not assumed the Loan Certificates pursuant to Section 6.09 of the Indenture or
    Section 4.02(b) of the Lease;

          (b) in the case of Owner Participant and Loan Participants, Taxes (other than Taxes that are or are in the nature of sales, use, property, value-added, license or rental Taxes and other than any Taxes imposed by any government or taxing authority outside the United States as a result of the location of the Facility Assets or any part thereof in the jurisdiction imposing the Tax ("Indemnified Foreign-Taxes")) imposed on an Indemnified Person that are based upon or measured by gross or not income or gross or net receipts of such Indemnified Person (including any capital gains Taxes, minimum Taxes and any Taxes on or measured by any items of tax preference) other than in the case of any Loan Participant (i) Taxes that would not have been imposed if a change in the Amortization Schedules pursuant to Section 2.03(b) of the Indenture had not occurred, (ii) Taxes that would not have been imposed if Lessee had not assumed the Loan Certificates pursuant to Section 6.09 of the Indenture or Section 4.02(b) of this Lease, (iii) Taxes that would not have been imposed if the loans evidenced by the Loan Certificates had been made directly to Lessee and (iv) Taxes imposed by any jurisdiction other than a taxing jurisdiction in which such Loan Participant is subject to such Taxes without regard to the transactions contemplated by the operative Documents.

          (c) in the case of Owner Participant and Loan Participants, franchise Taxes imposed on an Indemnified Person and Taxes on capital or net worth of an Indemnified Person (in each case, other than Taxes that are or are in the nature of sales, use, property, value-added, license or rental Taxes and other than Indemnified Foreign Taxes) other than, in the case of any Loan Participant (i) Taxes that would not have been imposed if the loans evidenced by the Loan Certificates had been made directly to Lessee and (ii) Taxes imposed by any jurisdiction other than a taxing jurisdiction in which such Loan Participant is subject to such Taxes without regard to the transactions contemplated by the Operative Documents;

          (d) Taxes that are based on, or measured by, the fees or other compensation received by Owner Trustee or Indenture Trustee for acting as trustees under the Trust Agreement and the Indenture, respectively;

          (e) Taxes that have not been paid or credited and that are being contested in accordance with the provisions of Section 8.03, during the pendency of such contest, so long as Lessor shall be receiving all payments required under this Lease and holders of the Loan Certificates shall be receiving all payments required under the Loan Certificates when payable without reduction for such Taxes;

          (f) Taxes that are imposed an any Indemnified Person as a result of such Indemnified Person's gross negligence or willful misconduct (other than gross negligence or willful misconduct imputed to such Indemnified Person solely by reason of its interest in the Facility or its participation in the Overall Transaction);

          (g) Taxes imposed on an Indemnified Person that result from any voluntary transfer (it being understood that the term "voluntary transfer" does not include any transfer provided for in the Operative Documents (other than pursuant to Article VII of the Participation Agreement or Section 15.02 of this Lease and, if Lessor shall receive an amount at least equal to the applicable Stipulated Loss Value free and clear of any such Taxes, other than pursuant to

    Section 4.03 of this Lease) or any transfer to Lessee or any Affiliate thereof) by such Indemnified Person of any interest in the Facility, the Site or any part thereof or any interest arising under the Operative Documents, or from any involuntary transfer by such Indemnified Person of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which such Indemnified Person is the debtor (except if such proceeding shall have been caused by the Lessee); provided, however, that the exception set forth in this subparagraph (h) shall not apply if any such transfer shall occur at any time while a Lease Event of Default shall have occurred and be continuing;

          (h) other than in the case of Loan Participants, Indenture Trustee and Indenture Estate, Taxes imposed on an Indemnified Person by any jurisdiction that would not have been imposed an such Indemnified Person but for activities of such Indemnified Person in such jurisdiction which activities are unrelated to the transactions contemplated by the Operative Documents;

          (i) Taxes imposed on an Indemnified Person (A) that result from the failure of such Indemnified Person to file tax returns properly and on a timely basis (unless such failure results from a failure of Lessee to properly and timely file an Indemnified Person's tax return that Lessee (rather than the Indemnified Person) is required to file under Section 8.07 or to notify such Indemnified Person of its obligation to file such return in cases where the requirement for filing arises from such Indemnified Person's participation in the transactions contemplated by the Operative Documents), or (B) that would not have been imposed but for the failure of such Indemnified Person to comply with certification, reporting or other similar requirements of the jurisdiction imposing such Tax (unless such failure results from a failure of Lessee to notify such Indemnified Person of its obligation to comply with such requirements in cases in which such requirements arise from such Indemnified Person's participation in the transactions contemplated by the Operative Documents);

          (j) Taxes relating to the Facility Assets or any interest therein imposed on an Indemnified Person for any period following the expiration or early termination of the Lease; provided, however, that this exclusion (j) shall not apply to (x) Taxes imposed on Indenture Trustee or the holder of any Loan Certificate so long as any Loan Certificate is outstanding, (y) Taxes relating to events occurring prior to or simultaneously with such expiration or early termination and (z) Taxes incurred in connection with the exercise of any remedies pursuant to Section 14.01 following the occurrence of a Lease Event of Default;

          (k) Taxes imposed on or with respect to an Indemnified Person arising as a result of a material failure of such Indemnified Person to fulfill its obligations with respect to the contest of any claim in accordance with
    Section 8.03 of this Lease;

          (l) Taxes included in and paid as part of Transaction Expenses or in Lessor's Cost;

          (m) Taxes imposed on an Indemnified Person that would not have been imposed but for the status of such Indemnified Person as other than a United States person (as defined in Section 7701(a) of the Code) for United States Federal or other income tax purposes; and

          (n) in the case of any Loan Participant, Taxes imposed on a transferee of such Loan Participant in excess of the Taxes that would have been imposed on such Loan Participant if no transfer had occurred.

          SECTION 8.03. Contests. (a) If any written claim shall be made against any Indemnified Person or if any proceeding shall be commenced against any Indemnified Person (including a written notice of such proceeding) for any Taxes as to which Lessee shall have an indemnity obligation pursuant to Section 8.01, such Indemnified Person shall promptly notify Lessee in writing and shall not take any action with respect to such claim or Tax without the consent of Lessee for 30 days after the giving of such notice to Lessee; provided, however, that the failure to so notify Lessee shall not relieve Lessee of its obligations under this Article VIII unless such failure precludes Lessee from pursuing a contest of such Taxes; provided further, however, that, if such Indemnified Person shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnified Person shall, in such notice to Lessee, so inform Lessee, and such Indemnified Person shall not take any action with respect to such claim or Tax without the consent of Lessee before the date such Indemnified Person shall be required to take action. If requested by Lessee in writing within 30 days after the giving of such notice (or by such earlier date referred to in the preceding sentence), such Indemnified Person shall, at the expense of Lessee (including all costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest the validity, applicability or amount of such Taxes by, in the case of a contest involving only Taxes for which Lessee is liable (a "Lessee-Controlled Contest"), in the Lessee's sole discretion, or, in the case of any other contest (an "Indemnified Person-Controlled Contest"), in such Indemnified Person's sole discretion, (i) resisting payment thereof, (ii) not paying the same except under protest, if protest shall be necessary and proper, or (iii) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings; provided, however, that in no event shall such Indemnified Person be required to contest the imposition of any Tax for which Lessee is obligated pursuant to this Article VIII unless (t) Lessee shall have made all payments than payable under the terms of the Operative Documents; (u) no Lease Event of Default shall have occurred and be continuing; (v) prior to taking such action, Lessee shall have furnished, if requested by such Indemnified Person, such Indemnified Person with an opinion of Dewey Ballantine or other independent tax counsel selected by Lessee and reasonably acceptable to such Indemnified Person to the effect that a reasonable basis exists for such contest; (w) Lessee shall have acknowledged its liability to such Indemnified Person for an indemnity payment pursuant to this Article VIII as a result of such claim or Tax if and to the extent such Indemnified Person shall not prevail in the contest of such claim or Tax, provided that such acknowledgment shall be of no force or effect to the extent the contest is resolved on an articulated basis that clearly does not constitute a basis for indemnification hereunder; (x) Lessee shall have agreed in writing to pay such Indemnified Person all reasonable costs and expenses that such Indemnified Person shall incur in connection with contesting such claim (including all costs, expenses, reasonable legal and accounting fees and disbursements); (y) such Indemnified Person, Indenture Trustee and Owner Participant shall have reasonably determined that the action to be taken will not result in any material danger of sale, forfeiture or loss of, or the creation of any Lien (except if Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Person, Loan Participants and Owner Participant in a manner reasonably satisfactory to such Indemnified Person, Indenture Trustee and Owner Participant) on the Facility or any interest therein or in any interference with timely payments of Rent or any amount on the Loan Certificates from time to time becoming due and payable; and (z) if such contest shall involve payment of the claim, Lessee shall advance the amount thereof plus interest, penalties and additions to tax with respect thereto to such Indemnified Person on an interest-free basis and with no additional net after-tax cost to such Indemnified Person. In the sole discretion of an Indemnified Person, any contest required to be pursued by such Indemnified Person pursuant to this Article VIII shall be conducted by Lessee in the name of such Indemnified Person or Lessee. Lessee shall control the conduct (including the choice of forum) of a Lessee-Controlled Contest and the relevant Indemnified Person shall control the conduct (including the choice of forum) of an Indemnified Person-Controlled Contest. In addition, so long as no Lease Event of Default shall have occurred and be continuing, Lessee may, at its expense, in the name of Lessee or, with the consent of such Indemnified Person (which consent will not unreasonably be withheld), in the name of such Indemnified Person, contest (and control the contest of), including by way of suit for refund, any Taxes as to which Lessee would have an indemnity obligation pursuant to Section 8.01, if such contest can be conducted independently of any proceeding involving a tax liability of such Indemnified Person that is not indemnified by Lessee hereunder; provided, however, that Lessee may take no action in contesting any claim if Indenture Trustee, such Indemnified Person or Owner Participant shall have reasonably determined that such action will result in any material danger of sale, forfeiture or loss of, or the creation of any Lien (except if Lessee shall have adequately bonded such Lien or otherwise made provision to protect the interests of such Indemnified Person and Owner Participant in a manner reasonably satisfactory to them) on the Facility or any interest therein or any interference with timely payments of Rent or any amounts on the Loan Certificates from time to time becoming due and payable.

          (b) Notwithstanding anything contained in Section 8.03(a), an Indemnified Person will not be required to contest or to permit Lessee to contest the imposition of any Taxes if such Indemnified Person (1) shall waive its right to indemnity under this Article VIII with respect to such Taxes and
(2) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this Article VIII by way of reimbursement with respect to such Taxes.

          SECTION 8.04. Refunds. If any Indemnified Person shall receive a refund of all or any part of any Taxes paid, reimbursed or advanced by Lessee, such Indemnified Person shall pay to Lessee within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund plus any net tax benefit (taking into account any Taxes incurred by such Indemnified Person by reason of the receipt of such refund) realized by such Indemnified Person as a result of any payment by such Indemnified Person and pursuant to this sentence, and (b) the tax payment, reimbursement or advance to such Indemnified Person made by Lessee that gave rise to such refund; provided, however, that such Indemnified Person shall not be obligated to make any payment to Lessee pursuant to this or the next succeeding sentence while a Lease Event of Default shall have occurred and be continuing. If, in addition to such refund, such Indemnified Person shall receive or be credited an amount representing interest on the amount of such refund, such Indemnified Person shall pay to Lessee within 30 days of such receipt that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund.

          SECTION 8.05. Tax Savings. If an Indemnified Person shall realize, against any tax for which an indemnity payment is not required of Lessee pursuant to this Article VIII, any net tax saving or credit from any amount with respect to which Lessee has indemnified such Indemnified Person, its Affiliates or (A) in the case of Owner Participant, any net tax saving or credit with respect to Taxes for which Lessee has indemnified Owner Trustee, or the Trust Estate or (B) in the case of any Loan Participant, any net tax saving or credit with respect to Taxes for which Lessee has indemnified Indenture Trustee or the Indenture Estate (it being understood that any such net tax saving or credit shall not be deemed to exist to the extent that such other person referred to in clause (A) or (B), as the case may be, realizes an unindemnified tax detriment) pursuant to this Article VIII, the Indemnified Person realizing such tax saving or credit, so long as no Lease Event of Default shall have occurred and be continuing, shall pay to Lessee within 30 days after such Indemnified Person shall have realized such tax saving or credit the amount of such saving or credit, together with the amount of any tax saving resulting from any payment pursuant to this sentence; provided, however, that the aggregate amount payable pursuant to this sentence in respect of any tax saving or credit shall not exceed the amount previously paid by Lessee with respect to the Tax that gave rise to such saving or credit. Each Indemnified Person agrees to use its good faith efforts (consistent with its overall tax position) to claim any credit or tax savings available to it that would reduce the amount of Lessee's indemnity obligations under this Article VIII or that would give rise to a payment to Lessee under this Article VIII.

          SECTION 8.06. Payments. Any amount payable to an Indemnified Person pursuant to this Article VIII shall be paid within 30 days after receipt of a written demand therefor from such Indemnified Person accompanied by a written statement describing in reasonable detail the amount so payable but not before the date 10 days prior to the date that the relevant Taxes are due.

          SECTION 8.07. Reports. If any report, return or statement is required to be filed with respect to any Taxes that are subject to indemnification under this Article VIII, Lessee shall promptly notify the appropriate Indemnified Person of such requirement and, if permitted by applicable laws to do so, Lessee shall timely file such report, return or statement with respect to such Taxes, except for any such report, return or statement that such Indemnified Person has notified Lessee that such Indemnified Person intends to file; provided, however, that such Indemnified Person shall have furnished Lessee, at Lessee's request and expense, with such information, not within the control of Lessee, as is in such Indemnified Person's control and is reasonably available to such Indemnified Person and necessary to file such report, return or statement; and provided, further, that if Lessee is not permitted by applicable laws to file any such report, return or statement, Lessee will promptly notify the appropriate Indemnified Person that it is not so permitted. With respect to any report, return or statement that is required to be filed with respect to any Taxes that are subject to indemnification under this Article VIII, Lessee shall either show the ownership of the Facility in Lessor and send a copy of such reports return or statement to Lessor and the appropriate Indemnified Person or, where not permitted to so show such ownership, shall promptly notify the Lessor of such requirement and prepare and deliver to the Lessor and the appropriate Indemnified Person a proposed form of such report, return or statement within a reasonable time prior to the time such report, return or statement is to be filed.

          SECTION 8.08. Verification. At Lessee's request, the calculation of the amount (but not the existence or scope of any liability for payment under this Article VIII) of any indemnity payment by Lessee pursuant to this Article VIII or any payment by an Indemnified Person to Lessee pursuant to this Article VIII shall be verified and certified by a nationally recognized accounting firm mutually acceptable to such Indemnified Person and Lessee that does not represent either such Indemnified Person or Lessee. The costs of such verification shall be borne by Lessee unless such verification reveals an error in the Indemnified Person's favor of 5% or more of the amount actually payable in which event the cost of such verification shall be borne by the Indemnified Person.


                                  ARTICLE IX

                            Special Tax Indemnities
                            -----------------------

          SECTION 9.01. Tax Assumptions. The Basic Rent payable by Lessee and Net Economic Return have been computed on the basis of the following tax assumptions:

          (a) for Federal income tax purposes the Trust Estate will be treated as a trust subject to the provisions of Section 671 through 679 of the Code, and Owner Participant will, as the owner of the entire interest in the Trust Estate, take into account in computing its Federal income tax liability all items of income, loss, gain, deduction and credit (including the MACRS Deductions (as hereinafter defined)) of the Trust Estate;

          (b) the Lease will be treated as a true lease under which Owner Participant will be treated as owner and lessor and Lessee will be treated as lessee;

          (c)  for Federal income tax purposes, including for purposes of
     Section 861 of the Code, all amounts includible in the gross income of Owner Participant, Lessor or the Trust Estate with respect to the transactions contemplated by the Operative Documents and all deductions and credits allowable to Owner Participant, Lessor or the Trust Estate with respect to the transactions contemplated by the Operative Documents will be treated as derived from, or allocable to, sources within the United States;

          (d) the Federal rate of tax on the taxable income of Lessor will be 34%;

          (e) Owner Participant, as the owner of the Facility Assets as of the Closing Date, will be entitled to such deductions, credits and other benefits as are provided by the Code to an owner of property, including (A) as to an amount (the "Seven-year Amount") equal to 92.988% of Lessor's Cost, deductions for cost recovery with respect to the Facility Assets under Section 168(b)(1) of the Code computed using a seven-year recovery period, the 200% declining-balance method (switching to straight-line) and the half-year convention, resulting in deductions in an amount equal to 14.29% of the Seven-year Amount in the taxable year of Lessor that includes the Closing Date and 24.49%, l7.49%, 12.49%, 8.93%, 8.92%, 8.93% and 4.46%
     of the Seven-year Amount (such percentages to be calculated to more than two decimal places for purposes of determining the actual deductions) in its succeeding seven taxable years, respectively, (B) an to an amount (the "Nonresidential Real Property Amount") equal to 7.012% of Lessor's Cost, deductions for cost recovery with respect to the Facility under Section 168(b) of the Code computed using a 31.5-year recovery period, the straight-line method and the mid-month convention, resulting in deductions in an amount equal to 3.042% of the Nonresidential Real Property Amount in the taxable year of Lessor that includes the Closing Date, 3.175% in the succeeding thirty taxable years and 1.720% in the last taxable year (the deductions referred to in clauses (A) and (B) being hereinafter referred to as the "MACRS Deductions");

          (f) neither Owner Participant, Lessor nor the Trust Estate will at any time be required for Federal income tax purposes to include in its gross income any amount with respect to the transactions contemplated by the Operative Documents other than (i) payments of Basic Rent in the amounts specified herein accrued ratably over the six-month period preceding the date on which each such payment is required to be made; (ii) the amount of any payment of Stipulated

     Loss Value on the date such amount is paid under this Lease (but not earlier than the date an which such amount is required to be paid under this Lease); (iii) any amount paid to Lessor or Owner Participant and specifically identified as interest under the Operative Documents on the date such amount is paid; (iv) any amount paid to Lessor or Owner Participant under the Operative Documents, the calculation of which is specifically determined under the Operative Documents to include any amount necessary to hold Lessor or Owner Participant harmless against the income tax consequences of the receipt or accrual thereof; (v) any amount to the extent offset in the same taxable year of Lessee or Owner Participant in which such amount is included in income by a related deduction of the same tax character which deduction is not otherwise taken into account pursuant to this Section 9.01; (vi) payment by Lessee, of the purchase option price pursuant to its exercise of its purchase option pursuant to Section 4.02 on the date such amount is paid; and (vii) the "good-faith deposit" referred to in Section 6.01(c) of the Participation Agreement, if such good-faith deposit is retained by Owner Participant pursuant to clause (ii) of that
     Section 6.01(c);

          (g) Lessor's taxable year that includes the Closing Date will be a full taxable year consisting of 12 months and each taxable year of Lessor thereafter will be the calendar year ending December 31; and

          (h) Owner Participant will be entitled for Federal income tax purposes to (A) deductions with respect to interest on the Loan Certificates in the amounts and at the times interest is stated to accrue on the Loan Certificates pursuant to Section 163 of the Code and to current deductions with respect to premium, if any, and all other amounts (except principal) paid or accrued on the Loan Certificates (such deductions hereinafter referred to as the "Interest Deductions") and (B) deductions with respect to the amortization of an amount equal to Transaction Expenses with respect to the Facility ratably over the Interim and Basic Terms (such deductions hereinafter referred to as the "Amortization Deductions").

          For purposes of Section 9.01(e), the term "Lessor's Cost" does not include any Alterations financed by Lessor or Owner Participant. At the time of any such financing, the assumptions set forth in this Section 9.01 shall be revised to reflect the assumptions applicable to such Alterations.

          SECTION 9.02. Records. Lessee shall maintain, or cause to be maintained, such records as shall be reasonably necessary in order to verify the factual basis for the matters referred to in this Article IX. Lessee shall make the records referred to in the preceding sentence available, or cause such records to be made available, for inspection by Owner Participant or its authorized agents, during normal business hours at the Facility, upon request by, and five days' prior written notice from, Owner Participant. Lessee shall, at its expense, upon request by Owner Participant, provide a copy of such records which shall be certified to be a true copy by an affidavit attached thereto and executed by an officer of Lessee. Notwithstanding the preceding sentence, Owner Participant or its authorized agents shall have the right to make copies and extracts of any such records at their sole expense. Lessee shall have no obligation to make available its income tax returns and may impose reasonable confidentiality requirements for any information or records provided under this Section 9.02. In addition, Lessee shall have no obligation under this Section 9.02 with respect to records disposed of after Lessee has requested and received Owner Participant's written consent (which consent shall not be unreasonably withheld) for such disposal.

          SECTION 9.03. Representations, Warranties and Covenants of Lessee. Lessee represents, warrants and covenants that:

          (a) assuming that Owner Participant is treated as owner of the Facility Assets for Federal income tax purposes, in the hands of Owner Participant the Facility Assets will be eligible for the MACRS Deduction;

          (b) the Facility Assets will not be treated as "tax-exempt bond financed property" as defined in Section 168(g)(5) of the Code and Owner Participant will not be required, except by reason of an act or omission of Owner Participant unrelated to the transactions contemplated by the Operative Documents, to use the "alternative depreciation system" described in Section 168(g) of the Code;

          (c) the Facility Assets do not and will not constitute "public utility property" as defined in Section 168(i)(10) of the Code, unless such status shall result from acts or omissions of Owner Participant unrelated to its participation in the transactions contemplated by the Operative Documents, and will not be subject to the provisions of Sections 168(f)(2) of the Code;

          (d) the Facility Assets will be placed in service no later than the Closing Date;

          (e) as of the Closing Date, the Facility Assets will require no improvements, modifications or additions (other than the Known Alterations) in order to be rendered complete for their intended use by Lessee and Lessee has no present intention to make any specific non-severable improvements, modifications or additions (other than the Known Alterations and the Work in Progress) to the Facility Assets;

          (f) all written information supplied by Lessee or any of its Affiliates or either of Sellers or their Affiliates to any independent appraiser or engineer in connection with the appraisal referred to in
     Section 4.02(t) of the Participation Agreement (and, in the case of written information supplied by either of Sellers or their Affiliates, specifically identified in writing by such appraiser or engineer, and confirmed by Lessee as having been provided by Sellers or their Affiliates), with respect to the description, nature, function, testing and cost of the Facility, including facts relating to its intended use, economic life and residual value, was complete (to the best of Lessee's knowledge) and accurate in all material respects at the time given and on the Closing Date, and neither Lessee nor any Affiliate has any reason to believe that any of the conclusions set forth in the appraisal are in any manner incorrect or misleading; provided, however, that while the projections and estimates made by Lessee or Sellers that are included in such information were made in good faith, Lessee does not make any representations as to the reasonableness or accuracy of any estimates or projections included in such information;

          (g) no loss, damage, destruction, condemnation, seizure, confiscation, theft, forfeiture, requisition of title or requisition of use with respect to the Facility or any portion thereof that does not constitute an Event of Loss will result in the disallowance, loss, recapture or deferral of all or any portion of the MACRS Deductions or the Interest Deductions;

          (h) on the Closing Date, there will not be any portion of the acquisition cost of the Facility Assets paid for or incurred by Lessee or any Affiliate thereof for which Lessee shall not have been reimbursed by Owner Participant;

          (i) the basis of the Facility Assets will not be reduced and the Interest Deductions will not be affected at any time as a result of, or in connection with, the characterization as interest or original issue discount of any amount denominated as principal under any Loan Certificate pursuant to the application of Section 483, 1272, 1273, 1274, 1275 or 7872 of the Code;

          (j) neither Lessee nor any of its Affiliates has acquired or will acquire any of the Loan Certificates except as permitted by Section 4.02(b); and

          (k) neither Lessee nor any Affiliate will at any time take any action, directly or indirectly, or file any returns or other documents inconsistent with the tax assumptions set forth in Section 9.01, and Lessee and each Affiliate will file such returns, maintain such records, take such actions and execute such documents an Owner Participant may request in writing as being reasonably necessary to facilitate accomplishment of the intent thereof.

          SECTION 9.04.  Indemnity.  If directly as a result of:

               (A) any act or omission (other than an act or omission expressly required by the Operative Documents and other than (v) the execution and delivery of the Operative Documents, (w) the exercise of Lessee's right to purchase the Facility Assets pursuant to Section 4.02, to renew this Lease pursuant to Section 4.01 or to terminate this Lease early pursuant to Section 4.03, (x) a Refinancing of the Loan Certificates in accordance with Section 8.01 of the Participation Agreement or any assumption by Lessee of the Loan Certificates in accordance with the provisions of Section 4.02(b), (y) the making of the Known Alterations in accordance with the provisions of Section 8.02 of the Participation Agreement and (z) any sublease of the Facility Assets in accordance with the provisions of Section 15.01 to a Person who is not a "tax-exempt entity'" within the meaning of Section 168(h) of the Code) on the part of Lessee, any officer, employee, agent of Lessee, any Affiliate of Lessee, any sublessee, assignee, user or person in possession of the Facility Assets, the Site or any part thereof, or any Person claiming by, through or under Lessee in each case other than Lessor, Owner Participant, their Affiliates or anyone claiming through them (other than Lessee) (any of the foregoing being hereinafter referred to as a "Lessee Person"); or

               (B) (i) any breach or inaccuracy of any representation, warranty or covenant set forth in Section 9.03 hereof or Section 5.01 or 5.06 of the Participation Agreement an the part of Lessee or any Lessee Person or (ii) any exercise of any remedies by Indenture Trustee or one or more holders of any Loan Certificate resulting from any breach by Lessee of any obligation under the Operative Documents or of any covenant contained therein); or

               (C) any bankruptcy of Lessee or any Lessee Person or other proceedings for the relief of debtors involving Lessee or any Lessee Person or any foreclosure on or against Lessee or any Lessee Person; or

               (D) any non-use of, repair or replacement of, or the making of any addition, modification or improvement (other than the Known Alterations or the Work in Progress) to, or any payment of any warranty not permitted to be retained by Lessor or Owner Participant in respect of, the Facility Assets or any part thereof;

Owner Participant shall lose, shall suffer a disallowance of, shall suffer a delay in claiming, shall not have the right to claim, shall not claim (based on a written opinion of Cravath, Swaine & Moore or other independent tax counsel selected by Owner Participant and reasonably acceptable to Lessee ("Owner Participant's Tax Counsel") to the effect that there is no substantial authority for such claim (an "Owner Participant Opinion")), or shall be required to recapture all or any portion of the MACRS Deductions, the Interest Deductions or the Amortization Deductions (any such event being hereinafter referred to as a "Loss"), then Lessee shall pay to Owner Participant on an After-Tax Basis as an indemnity not later than 30 days after written notice to Lessee by Owner Participant of such Loss specifying in reasonable detail the calculation of such Loss and the event giving rise thereto, such amount (calculated pursuant to Section 9.09) as shall, taking into account any interest and any penalties and additions to tax payable as a result of and properly attributable to such Loss or any contest of such Loss (net of any deductions currently available for, such interest, penalties or additions), cause Owner Participant's Net Economic Return (computed otherwise on the same assumptions (other than the changed assumptions giving rise to Lessee's payment) as were utilized by Owner Participant in originally computing the Basic Rent set forth in Section 3.01) to equal the Net Economic Return (as so computed) that would have been realized by Owner Participant if such Loss had not occurred. In lieu of such payment Lessee may elect to (i) pay on an After-Tax Basis to Owner Participant, within 30 days after such written notice by, Owner Participant, an amount (calculated pursuant to Section 9.09) equal to the Federal income taxes payable by Owner Participant as a result of such Loss and any interest and any penalties and additions to tax imposed as a result of and properly attributable to such Loss or the contest of such Loss (net of any deductions currently available for such interest, penalties or additions) or (ii) unless this Lease shall have terminated, pay the indemnity described in the next preceding sentence by increasing payments of Basic Rent (commencing on the Rent Date following notice by Owner Participant of such Loss) by such amounts as are necessary, taking into account such indemnity, to preserve Owner Participant's Net Economic Return, adjusted to reflect any increase in the per annum rate paid at the time of determination on five-year Treasury Certificates issued by the United States of America from the rate paid on such Treasury Certificates on the date five days prior to the Closing Date.

          SECTION 9.05. Foreign Tax Credit Indemnity. If, by reason of the location of the Facility Assets, the Site or any part of any thereof outside the United States prior to the termination of the Lease, any item of income, gain, loss, deduction or credit with respect to the transactions contemplated by the Operative Documents shall not be treated as derived from, or allocable to, sources within the United States for a given taxable year (any such event hereinafter referred to as a "Foreign Allocation"), then Lessee shall pay to Owner Participant on an After-Tax Basis within 30 days after written demand therefor from Owner Participant as an indemnity, an amount equal to the sun of:
(1) the excess of (x) the foreign tax credits to which Owner Participant would have been entitled for such year had no such Foreign Allocation occurred over
(y) the foreign tax credit to which Owner Participant was limited taking into account such Foreign Allocation; and (2) the amount of any interest and any penalties and additions to tax (taking currently allowable deductions into account) payable as a result of and properly attributable to such Foreign Allocation. The amount payable to Owner Participant pursuant to this Section
9.05 shall be paid not later than 30 days after written demand by Owner Participant accompanied by a written statement describing in reasonable detail such Foreign Allocation and the computation of the amount so payable.

          SECTION 9.06. Income Inclusion: Reverse Indemnities. (a) If, directly as a result of an event described in Section 9.04 (A), (B), (C) or (D) or directly as a result of the payment by any Lessee Person of any expenses of any Indemnified Person pursuant to Section 8.03(a) or 9.08, at any time Owner Participant, Lessor or the Trust Estate is required to include in its Federal gross income with respect to any period prior to the termination of the Lease (or, if the Lease shall have terminated as the result of an Event of Default, with respect to any period) an amount in respect of the transactions contemplated by the Operative Documents other than the amounts described in Section 9.01(f)(i) through (vii) at the times described therein (an "Income Inclusion"), then Lessee shall pay to Owner Participant on an After-Tax Basis within 30 days after written demand therefor from Owner Participant accompanied by a written statement describing in reasonable detail the calculation of the event giving rise to such Income Inclusion and the computation of the amount so payable, as an indemnity, an amount (calculated in accordance with Section 9.09) equal to the sum of (x) the net aggregate additional Federal, state and local income taxes or franchise taxes based an income payable by Owner Participant from time to time as a result of such Income Inclusion plus (y) the amount of any interest and any penalties and additions to tax (taking currently allowable deductions into account) payable as a result of and properly attributable to any such Income Inclusion. In lieu of such payment Lessee may elect to (i) pay Owner Participant as an indemnity on an After-Tax Basis, within 30 days of such written notice by Owner Participant, such amount (calculated pursuant to Section 9.09) as shall, taking into account any interest and any penalties and additions to tax payable as a result of and properly attributable to such Income Inclusion (net of any deductions currently available for such interest, penalties or additions) cause Owner Participant's Net Economic Return (computed otherwise on the same assumptions (other than the changed assumptions giving rise to Lessee's payment) as were utilized by Owner Participant in originally computing the Basic Rent as set forth in Section 3.01) to equal the Net Economic Return (as so computed) that would have been realized by Owner Participant if such Income Inclusion had not occurred or (ii) unless this Lease shall have terminated, pay the indemnity described in clause (i) above by increasing payments of Basic Rent by such amounts as are necessary to preserve Owner Participant's Net Economic Return, adjusted to reflect any increase in the per annum rate paid at the time of determination on five-year Treasury Certificates issued by the United States of America from the rate paid on such Treasury Certificates on the date five days prior to the Closing Date.

          (b) If as a result of any such Loss or Income Inclusion with respect to which Lessee shall have paid an indemnity pursuant to Section 9.04 or 9.05 or this Section 9.06, the Federal (or in the case of an Income Inclusion, the Federal, state or local) income taxes paid by Owner Participant for any taxable year shall be less than the amount of such taxes that would have been payable by Owner Participant taking into account the assumptions set forth in Section 9.09 had no such Loss or Income Inclusion occurred and such reduction was not previously taken into account in calculating the amount of Lessee's indemnity obligation, then Owner Participant shall pay Lessee the net amount of such savings in taxes (calculated in accordance with Section 9.09) plus the amount of any additional Federal, state or local income tax benefits realized by Owner Participant as a result of any payment pursuant to this sentence; provided, however, that Owner Participant shall not be obligated to make any payment pursuant to this sentence to the extent that the amount of such payment would exceed (x) the amount of all prior payments by Lessee to Owner Participant pursuant to Section 9.04 or 9.05 or this Section 9.06 in respect of the Loss or Income Inclusion that gave rise to such tax benefits less (y), the amount of all prior payments by Owner Participant to Lessee hereunder. Any payment due to Lessee from Owner Participant pursuant to this Section 9.06(b) shall be paid within 30 days after Owner Participant is deemed to realize any such savings in its income taxes or additional tax benefits, as the case may be.

          SECTION 9.07. Excluded Losses. Notwithstanding any other provision of Section 9.04, 9.05 or 9.06, no indemnity shall be payable pursuant to Section 9.04, 9.05 or 9.06, if such Loss or Income Inclusion results directly from any of the following events:

          (a) the failure of Lessor or Owner Participant to have a full taxable year for its taxable year in which the Closing Date occurs, for purposes of claiming cost recovery deductions;

          (b) a determination by a United States taxing authority that the terms and conditions of the Operative Documents fail to result in this Lease being treated as a true lease for Federal income tax purposes, or that Owner Participant is not the purchaser, owner or lessor of the Facility Assets except if such determination shall result directly from any inaccuracy of the representations, warranties or covenants contained in
     Section 9.03 (e), (f), (j) or (k) or Section 5.01 (a), (b), (d), (e), (j),
     or (l) or 5.06 (a), (b), (d) or (e) of the Participation Agreement;

          (c) the classification as a taxable entity of the trust created by the Trust Agreement

          (d) noncompliance with Section 467 of the Code except (i) in connection with a change in the rental schedule after a Default or Event of Default shall have occurred or (ii) if any Lessee Person shall deduct any payment of Basic Rent in any period other than the period to which such payment is allocated hereunder unless such Lessee Person shall have received an opinion of Dewey, Ballantine or other independent tax counsel selected by Lessee Person and reasonably acceptable to Owner Participant to the effect that there is no reasonable basis for deducting such payments in the periods to which such payments are allocated under this Lease;

          (e) the failure of Owner Participant to contest any proposed adjustment that it is required to contest pursuant to Section 9.08 in accordance with such provision;

          (f) except with respect to any replacement or substitution of the Facility or any part of any thereof, any change in the Code enacted after the Closing Date;

          (g) except as provided in Section 9.05, the treatment of any item of income, gain, loss or deduction as having been derived from sources outside the United States (under Section 861 of the Code or otherwise);

          (h) the existence of the provisions set forth in Section 6.01(b) of the Participation Agreement or Section 3.01(a) of this Lease;

          (i) a voluntary transfer (it being understood that the term "voluntary transfer" does not include any transfer provided for in the Operative Documents (other than pursuant to Article VII of the Participation Agreement or Section 15.02 of this Lease) or any transfer to Lessee or any Affiliate thereof) by Owner Participant of any interest in the Facility or any part thereof or any interest arising under the Operative Documents or from any involuntary transfer by Owner Participant of any of the foregoing interests in connection with any bankruptcy or other proceeding for the relief of debtors in which Owner Participant or Owner Trustee is the debtor (except if such proceeding shall have been caused by Lessee); provided, however, that the exception set forth in this subparagraph (i) shall not apply if any such transfer shall occur at any time while a Lease Event of Default shall have occurred and be continuing;

          (j) an event which results in Lessee making a payment of Stipulated Loss Value or Termination Value or any amount determined by reference to Stipulated Loss Value or Termination Value;

          (k) a failure by Owner Participant or Owner Trustee to claim in a timely and proper manner all or any portion of the Federal income tax benefits set forth in Section 9.01 or the inclusion in gross income of an amount with respect to an Income Inclusion in each case unless as a result of the receipt of an opinion described in Section 9.04 that there is no substantial authority for such claim or such exclusion from gross income;

          (l) Owner Participant or Owner Trustee being or becoming a "tax-exempt entity" within the meaning of Section 168 of the Code;

          (m) a reorganization, liquidation, merger, consolidation or other structural change of Owner Participant, Owner Trustee or any Affiliate of either thereof unrelated to the Transactions contemplated by the Operative Documents;

          (n) the imposition of any minimum tax, alternative minimum tax or tax on tax preference items;

          (o)  the application of Section 168(d)(3) of the Code;

          (p) the treatment of the Facility Assets as "public utility property" within the meaning of Section 168(i)(10) of the Code as a result of the identity or status of Owner Participant or Owner Trustee or any Affiliate of either other than as the result of such party's participation in the Overall Transaction; or

          (q) the inaccuracy of any conclusion set forth in the appraisal referred to in Section 4.02(t) of the Participation Agreement unless such inaccuracy results in the inaccuracy of Section 9.03(a) hereof or results from the inaccuracy of Section 9.03(f) hereof.

          SECTION 9.08. Contest Provisions. (a) If the Internal Revenue Service or other appropriate taxing authority shall propose an adjustment in the Federal income taxes of Owner Participant for which Lessee may be required to indemnify Owner Participant pursuant to this Article IX, then Owner Participant shall give Lessee prompt written notice of such adjustment: provided, however, that the failure to so notify Lessee shall not relieve Lessee of its obligations under this Article IX unless such failure precludes Lessee from exercising its contest rights under this Section 9.08. If requested by Lessee in writing within 20 days, Owner Participant shall request an opinion of Owner Participant's Tax Counsel, the cost of which shall be borne by Lessee, as to whether there in a reasonable basis in law and in fact for the contest of such adjustment. If the opinion is to that effect and if Lessee promptly (but no later than 15 days thereafter) requests Owner Participant to do so, Owner Participant shall contest the proposed adjustment in good faith unless the aggregate amount of the indemnity that Lessee would be required to pay with respect thereto would not exceed $200,000; provided, however, that Owner Participant shall determine in its sole discretion the nature of all action to be taken to contest such proposed adjustment including (i) whether any action to contest such proposed adjustment shall initially be by way of judicial or administrative proceedings, or both, (ii) whether any such proposed adjustment shall be contested by resisting payment thereof or by paying the same and seeking a refund thereof and (iii) if Owner Participant shall undertake judicial action with respect to such proposed adjustment, the court or other judicial body before which such action shall be commenced. Although Owner Participant agrees to consult in good faith with Lessee on matters relating to the contest and to consider in good faith timely suggestions from Lessee with respect to the contest (including suggestions as to choice of forum), Owner Participant shall have full control over any contest pursuant to this Section 9.08 and shall not, except as specifically provided below, be obligated to pursue an appeal from any judicial determination. Subject to satisfaction of the other conditions set forth in this Section 9.08, Owner Participant shall be obligated to pursue (but only to one additional judicial level and in no event to the United States Supreme Court), with respect to a determination by a court, an appeal with respect to such determination if Owner Participant shall have received, at the expense of Lessee, an opinion of Owner Participant's Tax Counsel to the effect that the basis in law and in fact for Owner Participant's position exceeds the basis in law and in fact against such position. At any time, whether before or after commencing to take the action set forth in this Section 9.08, Owner Participant may decline to take any such action that it would otherwise be required to take pursuant to this Section 9.08 with respect to all or any portion of a proposed adjustment by notifying Lessee in writing that Lessee is relieved of its obligations to indemnify Owner Participant with respect to the adjustment or such portion, as the case may be, in which event Owner Participant shall repay any indemnity amount previously advanced by Lessee with respect to such adjustment (but not any costs or expenses with respect to any contest).

          (b) Owner Participant shall not be required to take any action pursuant to this Section 9.08 unless and until Lessee shall have acknowledged its indemnity obligation provided that such acknowledgment shall be of no force or effect if the contest is resolved on an articulated basis that clearly does not constitute a basis for indemnification hereunder and shall have agreed to indemnify Owner Participant in a manner reasonably satisfactory to Owner Participant for any liability or loss which Owner Participant may incur as a result of contesting the validity of any proposed adjustment and shall have agreed to pay to Owner Participant on demand all costs and expenses which Owner Participant may incur in connection with contesting such proposed adjustment (including fees and disbursements of counsel). If Owner Participant determines to contest any adjustment by paying the additional tax and suing for a refund, Lessee shall pay to Owner Participant an amount equal to the sum, on an After-Tax Basis, of any tax, interest, penalties and additions to tax which are required to be paid. Upon receipt by Owner Participant of a refund of any amounts paid by it based on the adjustment in respect of which amounts it shall have previously been paid funds by Lessee, Owner Participant shall pay to Lessee, the amount of such refund net of any tax consequences of the receipt of such refund (or such portion thereof as is properly allocable to the adjustment) together with any interest received by it on such refund and any tax savings resulting from such payment. In lieu of the payment referred to in the second preceding sentence, Lessee may elect to lend to Owner Participant, on an interest-free basis, an amount equal to the sum of any tax, interest, penalties and additions to tax which are required to be paid in order to conduct such contest; provided, however, that Lessee shall have agreed to indemnify Owner Participant, in a manner reasonably acceptable to Owner Participant, for any additional taxes, interest, penalties and additions to tax which Owner Participant may be required to pay in respect of the receipt of such loan.

          SECTION 9.09. Determination of Payments. (a) Whenever it may be necessary for purposes of this Article IX to determine the amount of any Income Inclusion, or the amount of any tax savings resulting from an Income Inclusion, such determination shall be made on the assumption that the Federal, state and local income taxes of Owner Participant are payable at the highest marginal statutory tax rates in effect for corporate taxpayers for the respective years to which such Income Inclusion or tax savings relate (the "Effective Rate"). When determining the amount of any Loss suffered by Owner Participant, or the amount of any tax savings resulting from a Loss, such determination shall be made on the basis of the assumption that the Federal income taxes of Owner Participant are payable at the rate set forth in Section 9.01(d) (the "Assumed Rate") and on the assumption that in computing its Federal income tax liability, Owner Participant can currently fully utilize the tax benefits that are the subject of any Loss or that result from a Loss against taxes payable at the Assumed Rate. In calculating the amount payable with respect to an Income Inclusion, or the tax savings resulting therefrom, it shall be conclusively presumed that, for any taxable year of Owner Participant, Owner Participant suffers a corresponding Income Inclusion for state and local income tax purposes in any circumstance in which it suffers an Income Inclusion (and realizes corresponding state and local income tax benefits resulting from an Income Inclusion when such benefits are available for Federal income tax purposes) respectively. For purposes of determining the amount of tax savings from any payment by the Owner Participant to Lessee, it shall be assumed that Federal, state and local taxes are payable by Owner Participant at the highest marginal statutory rates in effect for the relevant period. The determination of the amount payable to Owner Participant under this Article IX shall be made by Owner Participant, who shall furnish Lessee with a notice setting forth in reasonable detail the computations and methods used in computing such amount. Lessee agrees that it will not have the right to inspect the tax returns, books, records or any other documents of Owner Participant in connection with any computation pursuant to this Article IX.

          (b) At the request of Lessee, the calculation of any amount (but not the existence of any liability for payment under this Article IX) payable pursuant to this Article IX and any corresponding adjustment to Stipulated Loss Value shall be verified or corrected by a nationally recognized accounting firm mutually acceptable to Owner Participant and Lessee that does not currently represent either Owner Participant or Lessee. The cost of such verification or correction will be borne by Lessee unless the initial calculation was incorrect in the Owner Participant's favor by more than 5% of the amount actually determined in which event the cost of such verification shall be borne by Owner Participant.

          SECTION 9.10. Affiliated Group. For purposes of this Article IX, the term "Owner Participant" shall include any member of an affiliated group of corporations of which Owner Participant is, or may become, a member if consolidated or combined returns are or shall be filed for such affiliated group for Federal income tax purposes (and, with respect to amounts payable in connection with an Income Inclusion and amounts payable in order to make payments on an After-Tax Basis, if consolidated or combined returns are filed for state or local income tax purposes).

          SECTION 9.11. Recalculation. If an amount shall be payable pursuant to this Article IX, the schedules of Stipulated Loss Value shall, to the extent appropriate, be adjusted by Owner Participant based on the original assumptions used in preparing such schedules, other than those assumptions changed as a result of the event giving rise to such adjustment. If an Event of Loss or termination or any other event giving rise to a payment of Stipulated Loss Value or an amount determined by reference thereto occurs and as a result thereof the date as of which Owner Participant shall have been affected for Federal income tax purposes shall be earlier than the date assumed in calculating the relevant amount of Stipulated Loss Value, then such Stipulated Loss Value shall be appropriately increased by Owner Participant based otherwise on the same assumptions on which such Stipulated Loss Value was originally calculated.

                                   ARTICLE X

                    Lessee Agreements Relating to Facility
                    --------------------------------------

          SECTION 10.01. Liens. (a) Lessee shall not directly or indirectly create incur, assume or suffer to exist any Lien on or with respect to the Facility or any portion thereof or interest therein or any part of the Trust Estate or the Indenture Estate, including Basic Rent or Supplemental Rent or any amount or part thereof, except Permitted Liens (including Lessor Liens), and Lessee shall notify each Lessor Party in writing promptly after Lessee becomes aware of the existence of any such Lien, and will promptly, at its sole expense, take such action as may be necessary duly to discharge any such Lien.

          (b) Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of any Lessor Party, express or implied by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to or repair of the Facility, nor as giving Lessee a right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials whether as agent of or on behalf of or to the benefit of any Lessor Party or otherwise, or that would give rise to the filing of any mechanic's or materialman's liens against Lessor's interest in the Facility. Notice is hereby given that neither any Lessor Party nor any of Lessor Party's agents shall be liable for any labor or materials furnished or to be furnished to Lessee upon credit, and that no mechanic's or other Lien for such labor or materials shall attach to or affect any estate or interest of Lessor in and to the Facility. Nothing contained in this Lease shall be deemed or construed to constitute Lessee as any Lessor Party's agent or contractor for the performance of any work by Lessee on or with respect to the Facility. Lessee hereby acknowledges that any such work performed by Lessee is to be performed solely for the benefit of Lessee and not for the benefit of any Lessor Party.

          SECTION 10.02.  Operation, Maintenance and Completion.   (a)  Lessee
shall at all times (i) operate, service, maintain and repair the Facility (x) in accordance with standards of prudence applicable to the paper industry and standards at least as high as those standards applicable to comparable facilities owned or leased by Lessee, with such operating standards as shall be required to enforce all material warranty claims against dealers, manufacturers, vendors, contractors and subcontractors and with the terms and conditions of all insurance policies in effect at any time with respect thereto and (y) to the extent required to maintain the Facility in good operating condition and repair, ordinary wear and tear excepted, and to cause the Facility to continue to have the capacity and functional ability to perform, on a continuing basis and in normal commercial operations, the functions for which it was designed, (ii) comply with all Governmental Rules and Governmental Actions affecting the Facility or the use, operation or maintenance thereof (except that Lessee may contest in good faith by appropriate proceedings any such Governmental Rule or Governmental Action so long an such contest does not violate clause (x), (y) or
(z) of clause (iii) of the
definition of Permitted Liens) and (iii) keep and maintain proper books and records relating to all services rendered and all funds expended for operation and maintenance of the Facility or the acquisition, construction or installation of all Parts and Alterations, all in accordance with customary practices in the paper industry. Except as expressly provided herein, Lessor shall not be obliged in any way to maintain, alter, repair, rebuild or replace the Facility or any part thereof, and Lessee expressly waives the right to perform any such action at the expense of Lessor pursuant to any law at any time in effect.

          (b) Lessee shall diligently complete or cause to be completed each of the works in progress listed on Schedule 10.02 ("Work in Progress") in such manner that when completed all Work in Progress will (i) have been completed and constructed in a good and workmanlike manner in accordance with good construction and engineering practice and the plans and specifications therefore, (ii) conform in all material respects to the description thereof contained in Schedule 10.02, (iii) have been tested and found to operate satisfactorily, have been placed in commercial operation on a continuing basis and have demonstrated the capacity and functional ability to perform the functions for which such Work in Progress was specifically designed in accordance with the plans and specifications therefor and (iv) comply with all applicable Governmental Rules and Governmental Actions. Upon each part of Work in Progress being completed in accordance with this Section 10.02(b), Lessee shall deliver to each Lessor Party a notice certifying as to such completion.

          (c) Except in the ordinary course of business, Lessee shall not remove or permit to be removed from the Site any of the Facility Assets, except as permitted by this Lease or any other Operative Documents.

          SECTION 10.03. Reports. To the extent permissible, Lessee shall prepare and file in timely fashion, or, where Lessor shall be required to file, Lessee shall prepare and deliver to Lessor within a reasonable time prior to the date for filing, any reports with respect to the condition or operation of the Facility that shall be required to be filed with any Governmental Authority.

          SECTION 10.04. Replacement of Parts. Except after the occurrence of an Event of Loss, Lessee will promptly repair or replace any necessary or useful Part which may from time to time fail to function in accordance with its intended use, or become worn out, destroyed, damaged beyond repair, lost, condemned, confiscated, stolen or seized for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair or testing, Lessee may remove any Part, but Lessee shall cause such Part to be replaced by a replacement Part as promptly as practicable.

          All replacement Parts shall be free and clear of all Liens except Permitted Liens and shall be in at least as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced, assuming such replaced Parts were in at least the condition and repair required to be maintained hereunder. Each Part at any time removed from the Facility shall remain the property of Lessor, no matter where located, until such time as such Part shall be replaced by a replacement Part which has been incorporated in the Facility and which meets the requirements for replacement Parts specified above. Immediately upon any replacement Part becoming incorporated in the Facility, without further act, (i) title to the removed Part shall thereupon vest in Lessee or such other Person as shall be designated by Lessee, free and clear of all rights of Lessor Parties,
(ii) title to such replacement Part shall thereupon vest in Lessor and be subject to the Indenture and (iii) such replacement Part shall become subject to this Lease and be deemed a part of the Facility for all purposes hereof to the same extent as the Part originally incorporated in the Facility. Prior to or on the date of installation of any replacement Part with a value in excess of $1,000,000 individually or $4,000,000 in the aggregate with other replacement Parts, Lessee will (x) use all reasonable efforts to furnish Lessor with a full warranty bill of sale conveying title to such replacement Part to Lessor free and clear of all Liens except Permitted Liens and (y) furnish each Lessor Party with such evidence of Lessor's title to, and the condition of, such replacement Part as such Lessor Party may request.

          SECTION 10.05. Required Alterations. Notwithstanding Section 10.09, Lessee shall make all Severable and Non-Severable Alterations to the Facility as may be required from time to time to meet the requirements of Governmental Rules or Governmental Actions. All such Alterations shall be completed in a good and workmanlike manner, with reasonable dispatch.

          SECTION 10.06. Optional Alterations. Lessee may from time to time make such Severable and Non-Severable Alterations to the Facility which are not required pursuant to Section 10.05 as Lessee may deem desirable in the proper conduct of its business provided that (i) no such Alteration shall materially diminish the value, utility, condition or useful life of the Facility below the value, utility, useful life and condition thereof immediately prior to such Alteration, assuming the Facility was then in at least the condition and repair required to be maintained by the terms of this Lease, and (ii) such Alteration shall not be in replacement of, or in substitution for, any Part originally incorporated in the Facility or any Part title to which shall have vested in Lessor. All such Alterations shall be completed in a good and workmanlike manner, with reasonable dispatch.

          SECTION 10.07. Reports of Alterations. On or before March 31 of each year and on the Termination Date, Lessee shall furnish each Lessor Party with a report stating the total cost of all Alterations and describing separately and in reasonable detail each Alteration (or related group of Alterations) of value in excess of $1,000,000 made during the period from the date hereof to the end of the preceding calendar year in the case of the first such report or during the period from the end of the period covered by the last previous report to the date one month prior to such report in the case of subsequent reports.

          SECTION 10.08. Title to Alterations. Title to each Alteration shall without further act vest in Lessor and be deemed to constitute a part of the Facility and be subject to this Lease if such Alteration is required pursuant to
Section 10.05 or is a

Non-Severable Alteration or is financed by Owner Participant or Lessor pursuant to Section 10.09. If (i) no Event of Default shall exist (or upon all Events of Default having been cured), (ii) such Alteration has not been financed by Lessor or Owner Participant pursuant to Section 10.09 and is not included in Work in Progress and (iii) Lessee shall have provided to each Lessor Party (x) a certificate substantially in the form of Schedule 10.08 of a licensed professional engineer to the effect that such Alteration is not required pursuant to Section 10.05 and is Severable and (y) the written agreement of each Person (other than Lessee) in which title to such Alteration shall vest to be bound by the remainder of this Section 10.08, then title to such Alteration shall vest in Lessee (or any such Person), subject to the rights of Lessor provided in the remainder of this Section 10.08. Any Alteration covered by the preceding sentence may, so long as such removal shall not result in any violation of any Governmental Rule or Governmental Action nor cause any material damage to the Facility and so long as no Default or Event of Default shall exist, be removed by Lessee (or such other Person) prior to delivery of the Facility to Lessor in accordance with the provisions of this Lease upon 30 days' prior written notice to each Lessor Party. However, Lessor may purchase for cash any such Alteration at the time it would have been so removed by giving to Lessee (or such other Person) written notice of its election to do so within 15 days after receipt of such prior written notice. The purchase price of such Alteration shall be the Fair Market Sale Value thereof as of the date of purchase as determined by mutual agreement of Owner Participant and Lessee or, in the absence of such agreement, by the Appraisal Procedure.

          SECTION 10.09. Funding of Alterations. Certain Alterations may be funded by Lessor or Owner Participant in accordance with Section 8.02 of the Participation Agreement and in accordance with the terms of the Indenture. Lessee shall afford Lessor the opportunity to finance other Alterations on terms mutually acceptable to Lessee and Owner Participant.

          SECTION 10.10. Identification. Lessee shall maintain in prominent places at the Site throughout the Term plates or other appropriate markings bearing the inscription "PROPERTY OF THE CONNECTICUT NATIONAL BANK, AS OWNER TRUSTEE, LESSOR" and, so long as the Facility shall constitute part of the Indenture Estate, the inscription "STATE STREET BANK AND TRUST COMPANY OF CONNECTICUT, N.A., AS INDENTURE TRUSTEE, SECURED PARTY" in letters not less than two inches in height. Except as above provided or as otherwise directed by a Lessor Party, Lessee shall not allow the name of any Person other than that of Lessee to be placed on any part of the Facility as a designation that might reasonably be interpreted as a claim of ownership or right to possession or use thereof.

          SECTION 10.11. Manuals, Logs, Plans and Specifications. Lessee shall keep on file and maintain at the Site manuals and logs relating to the Facility, maintenance and repair reports in sufficient detail to indicate the nature and date of major work done and a complete set of all plans and specifications for the Facility, and shall make such manuals, logs, reports and plans and specifications available to any Lessor Party upon reasonable request. Unless the Facility shall have been Transferred to Lessee pursuant to this Lease, on the Termination Date Lessee shall deliver to Lessor a complete set, current as of the Termination Date, of all such manuals, logs, reports and plans and specifications, and all work drawings and similar documents with respect to this Facility.


                                  ARTICLE XI

                                   Insurance
                                   ---------

          SECTION 11.01. Coverage. Without limiting any of the other obligations or liabilities of Lessee under this Lease, Lessee will at all times during the Term carry and maintain at least the following minimum insurance coverage with respect to the Facility in each case with insurers of recognized responsibility and acceptable to Owner Participant and Indenture Trustee:

            (i) Comprehensive general liability insurance in an amount not less than $100,000,000 including premises/operations, broad form contractual, products and completed operations, independent contractors, broad form property damage and personal injury;

           (ii) Workers compensation insurance in compliance with applicable laws and employer's liability insurance in an amount not less than $100,000,000;

          (iii) Auto liability insurance in an amount not less than $100,000,000 covering owned, non-owned and hired, vehicles;

           (iv) All-risk property insurance covering loss or damage to the Facility including fire and extended coverage, collapse, flood, earthquake and comprehensive boiler machinery including production equipment, written in an amount at least equal to the lesser of $285,000,000 (computed as the sum of actual insurance coverage plus the then existing deductible only to the extent permitted hereunder) and the Stipulated Loss Value; and

            (v) Business interruption insurance written on a gross earnings form covering loss of net profits and continuing expenses including Rent payments, written in an amount equivalent to the sum of two years of net profits, continuing expenses and Rent payments and not including any coinsurance penalty;

and in any event shall maintain insurance in amounts and against risks which are not less than that which is customarily maintained with respect to similar properties owned, leased or operated by Lessee. The amounts of insurance specified above may not be reduced and the amount of the deductible or self-insured retention shall not exceed $25,000,000 without the prior written consent of Owner Participant and Indenture

Trustee. Any insurance described in this Section 11.01 may be carried under blanket policies maintained by Lessee or its Affiliates so long as such policies otherwise comply with the provision or its Affiliates of this Section 11.01.

          SECTION 11.02. Endorsements. Any insurance carried in accordance with Section 11.01 shall provide or be endorsed to provide:

            (i) with respect to the insurance referred to in Section 11.01(i) and (iii), Lessor, Owner Participant and Indenture Trustee are named as additional insureds with the understanding that any obligation imposed upon the insured (including the liability to pay premiums, but excluding any obligation of the insured to cooperate with any insurer or any insurer's representative in the investigation, defense or settlement of any claim covered under such insurance) shall be the sole obligation of Lessee and not that of any other insured; and with respect to the insurance referred to in
    Section 11.01(iv) and (v), Lessor, Owner Participant and Indenture Trustee are named as loss payees;

           (ii) proceeds received under any policy shall be payable in accordance with Section 11.04;

          (iii) the insurer thereunder waives all rights of subrogation against Lessor, any Participant and Indenture Trustee;

           (iv) such insurance shall be primary without right of contribution from any other insurance carried by or on behalf of Lessee, Lessor, Owner Participant, Indenture Trustee, any Loan Participant or any other Person with respect to its interest in the Facility except in the event of loss or liability resulting solely from such Person's gross negligence;

            (v) with respect to all liability insurance, all terms, conditions, insuring agreements and endorsements, with the exception of limits of liability, shall operate in the same manner as if there were a separate policy covering each insured;

           (vi) if insurance (other than that provided by Oil Insurance Limited) is cancelled for any reason other than non-payment of premium, such cancellation shall not be effective as to additional insureds and/or loss payees named on the policies until 30 days after written notice of cancellation is tendered by the insurer to each of them; if insurance (other than that provided by Oil Insurance Limited) is cancelled by reason of non-payment of premium, such cancellation shall not be effective as to additional insureds and/or loss payees named in the policy until 10 days after written notice of cancellation is tendered by the insurer to each of them; upon any cancellation or notice of impending cancellation of insurance provided by Oil Insurance Limited, Lessee will immediately give written notice of such cancellation or impending cancellation to Owner Participant and Indenture Trustee; and

          (vii) to the extent a material change endorsement is commercially available, the policies shall be endorsed to provide that any material change or reduction in the coverage shall not be effective as to additional insureds or loss payees named an the policies until 30 days after written notice of such change or reduction is tendered to each of them; to the extent such an endorsement is not commercially available, Lessee shall promptly give notice of any such material change or reduction in the coverage to Owner Participant and Indenture Trustee.

          SECTION 11.03. Adjustment of Losses. The loss, if any, covered under any insurance required to be carried by paragraph (iv) or (v) of Section 11.01 shall be adjusted with the insurance companies or otherwise collected including the filing of appropriate proceedings, by Lessee, subject to the approval of Owner Participant and Indenture Trustee if the loss exceeds $25,000,000.

          SECTION 11.04. Application of Insurance Proceeds. Subject to Section 12.04, all insurance proceeds (except under insurance described in Section 11.06) up to $10,000,000 on account of any physical loss or damage to the Facility or any part thereof (less the actual costs, fees and expenses incurred in the collection thereof) shall be paid to Lessee, and all insurance proceeds (except under insurance described in Section 11.06) equal to or greater than $10,000,000 in the aggregate on account of such physical loss or damage shall be paid to Indenture Trustee (or to Lessor after discharge of the lien of the Indenture) and all such proceeds shall be applied or dealt with as follows:

          (a) All such proceeds not in respect of an Event of Loss shall be paid over to Lessee or as it may direct from time to time as restoration progresses, to pay (or reimburse Lessee for) the cost of restoration, if the amount of such proceeds received by Indenture Trustee or Lessor, together with such additional amounts, if any, theretofore expended by Lessee out of its own funds for such restoration, are sufficient to pay the estimated cost of completing such restoration, then, but only upon a written application and an Officer's Certificate of Lessee showing in reasonable detail the nature of such restoration, the actual cash expenditures made to date for such restoration and the estimated cost to complete such restoration and stating that no Default or Event of Default exists (which certification shall be concurred in by a licensed professional engineer). Upon the written request of Lessee, accompanied by evidence satisfactory to Owner Participant and Indenture Trustee that such restoration has been completed and the costs thereof paid in full and that there are no mechanics' or similar Liens for labor or materials supplied in connection therewith, the balance, if any, of such proceeds shall be paid over or assigned to Lessee or as it may direct.

          (b) All such proceeds in respect of an Event of Loss shall be dealt with in accordance with Section 12.02.

          SECTION 11.05. Evidence of Insurance. On or before the execution of this Lease and thereafter on the anniversary date hereof, Lessee shall cause to be furnished to each Lessor Party (a) certifications, executed by each insurer or by an authorized representative of each insurer where it is not practical for such insurer to do so, with respect to all insurance relating to the Facility, identifying underwriters, type of insurance, insurance limits (including applicable deductibles) and policy term and specifically listing the special provisions required by Section 11.02 and (b) an Officer's Certificate of Lessee and a certificate of an independent insurance broker, each specifying the full insurable value of the Facility and stating that all premiums then due have been paid and that, in the opinion of the signer or signers thereof, is in accordance with the terms of this Article XI. Upon request, Lessee will furnish each Lessor Party with copies of all insurance policies, binders and cover notes or other evidence of such insurance.

          SECTION 11.06. Additional Insurance. Nothing in this Article XI shall prohibit any Lessor party from maintaining, at its expense, additional insurance for its own account with respect to loss or damage to the Facility or any part thereof.

          SECTION 11.07. Insurance Report. Concurrently with the furnishing of the certification referred to in Section 11.05(b), Lessee shall provide a report from an independent insurance broker stating that all premiums then due have been paid and that, in the opinion of such broker, the insurance then carried and provided through such broker and maintained is in accordance with the terms of this Article XI. Furthermore, Lessee shall cause such broker to advise Lessor promptly in writing of any default in the payment of any premiums or any other act or omission on the part of any Person of which such broker has knowledge which might invalidate or render unenforceable in whole or in part, any insurance provided through such broker hereunder. Lessor may at its sole option obtain such insurance if not provided by Lessee and, in such event, Lessee shall reimburse Lessor upon demand for the cost thereof.


                                  ARTICLE XII

                                Events of Loss
                                --------------

          SECTION 12.01. Payment of Stipulated Loss Value. If the Facility or any substantial part thereof shall suffer an Event of Loss or substantial destruction, damage, loss, condemnation, confiscation, theft or seizure for any reason whatsoever, such fact shall promptly, and in any event within five Business Days, be reported by Lessee to each Lessor Party. If an Event of Loss shall occur, Lessee shall pay as compensation for the Event of Loss the Stipulation Loss Value determined as of the Rent Date next preceding the occurrence of the Event of Loss. From the date of the Event of Loss to and including the date of payment of such Stipulated Loss Value hereinafter specified, all Rent shall continue to the paid when due. Such Stipulated Loss Value shall be paid on the Rent Date next succeeding the occurrence of the Event of Loss, unless the Event of Loss shall have occurred less than 30 days prior to such Rent Date, in which case such Stipulated Loss Value, together with interest thereon at the Payment Rate from such Rent Date to and including the date of payment, shall be paid on the 60th day after the date of such occurrence. Upon payment in full of such Stipulated Loss Value, together with all Rent due and owing through and including the date of such payment and such interest, if any, the Term shall end and Lessor shall Transfer the Facility to Lessee.

          SECTION 12.02.  Application of Other Payments on an Event of Loss.
Any payments (except under insurance described in Section 11.06) received at any time by any Lessor Party or Lessee from any Governmental Authority insurer or other Person (except Lessee) as a result of the occurrence of an Event of Loss shall be applied as follows:

          (a) all such payments received at any time by Lessee shall be promptly paid to Indenture Trustee (or Lessor after release of the lien of the Indenture) for application pursuant to the following provisions of this
     Section 12.02, except that Lessee may retain any amounts that would at the time be payable to Lessee as reimbursement under the provisions of paragraph (b) below;

          (b) so much of such payments as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to Section 12.01 shall be applied in reduction of Lessee's obligation to pay such amount if not already paid by Lessee or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such amount; and

          (c) the balance, if any, of such payments remaining thereafter shall be divided between Lessor and Lessee as their interests may appear except that any such balance resulting from such insurance shall be paid to Lessee.

          SECTION 12.03. Application of Payments Not Relating to an Event of Loss. Unless a Default or Event of Default shall exist, payments (except under insurance described in Section 11.06) received at any time by any Lessor Party or Lessee from any Governmental Authority, insurer or other Person with respect to any destruction, damage, loss, condemnation, confiscation, theft or seizure of or requisition of title to or use of the Facility or any part thereof not constituting an Event of Loss shall be paid to or retained by Indenture Trustee (or Lessor after release of the lien of the Indenture) and first shall be applied in accordance with the provisions of Section 11.04(a) (other than the last sentence thereof) to restore or replace what has been destroyed, damaged, lost, condemned, confiscated, stolen, seized or requisitioned, and second in accordance with the provisions of Section 12.02.

          SECTION 12.04. Other Dispositions. Notwithstanding the foregoing provisions of this Article XII, so long as a Default or Event of Default shall exist, any amount that would otherwise be payable to or for the account of, or that would otherwise be retained by, Lessee pursuant to Article XI or this Article XII shall be paid to Indenture Trustee (or Lessor after release of the lien of the Indenture) as security for the obligations of Lessee under this Lease and, at such time thereafter as no Default or Event of Default shall exist, such amount shall be paid promptly to Lessee unless this Lease shall have theretofore been declared to be in default, in which event such amount shall be disposed of in accordance with the provisions hereof, of the Indenture and of the Trust Agreement.


                                 ARTICLE XIII

                               Events of Default
                               -----------------

          The term Event of Default shall mean any of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or come about or be effected by operation of law or be pursuant to or in compliance with any Governmental Rule):

          (a) Lessee shall fail to pay (A) Basic Rent or Stipulated Loss Value within 5 days after payment thereof shall have become due or (B) Supplemental Rent or any other payment under the Operative Documents within 15 days after payment thereof shall have become due;

          (b)  Lessee shall fail to maintain insurance as required by Article
     XI;

          (c) Lessee shall fail to perform or observe any covenant, condition or agreement to be performed or observed by it under Section 7.02(b), 7.02(c), 7.03, 7.04, 7.05 or 7.06;

          (d) Lessee shall fail to perform or observe any other covenant, condition or agreement to be performed or observed by it under this Lease (other than Article VIII and IX) or any Operative Document (other than
     Section 6.06 of the Participation Agreement) and such failure shall continue for a period of 45 days (180 days if such failure is capable of being cured (other than solely by payment of money) by Lessee and Lessee if proceeding diligently to cure such failure) after the earlier to occur of
     (A) Actual Knowledge of such failure by a Responsible Officer of Lessee and
     (B) receipt by Lessee of notice specifying such failure and requiring it to be remedied; provided that failure to perform or observe any covenant, condition or agreement set forth in Section 7.02(a) with respect to compliance with environmental Governmental Rules or Governmental Actions shall not be an Event of Default under this paragraph (d) unless (x) with respect to events for which the aggregate amount of outstanding Cleanup Costs then known to Lessee could reasonably be expected to exceed $25 million in the aggregate (but excluding from such calculation each event not relating to the Other Facility having a Cleanup Cost not exceeding $5 million and each event relating to the Facility or the Other Facility having a Cleanup

     Cost not exceeding $100,000), after giving effect to the aggregate amount of all such Cleanup Costs, on a pro forma basis as of the end of the last calendar month immediately prior to the expiration of the applicable grace period (treating such Cleanup Costs as a reduction of Net Worth), Lessee would be unable to pay or declare any Restricted Payment under the terms of
     Section 7.06 or (y) with respect to events related to the Facility for which the aggregate amount of outstanding Cleanup Costs then known to Lessee could reasonably be expected to exceed $10 million in the aggregate (but excluding from such calculation any such event having a Cleanup Cost not exceeding $100,000), as of the end of the last calendar month immediately prior to the expiration of the applicable grace period, the aggregate outstanding principal amount of the Loan Certificates would be more than 80% of the Fair Market Sale Value of the Facility taking into account the existence of each event having a Cleanup Cost equal to or exceeding $100,000 and the aggregate amount of Cleanup Costs which could reasonably be expected to be associated with all such events (any such deficiency, herein the "Loan to Value Deficiency"); provided, further, that Lessee shall have an additional period of 30 days to cure any event that would otherwise be an Event of Default under the preceding clause (y) by providing to Lessor and Indenture Trustee such collateral, letters of credit or other arrangements (herein the "Deficiency Collateral") which are in all respects satisfactory to Lessor and Indenture Trustee in order to secure Lessee's obligations under this Lease in an amount equal to the Loan to Value Deficiency (it being understood that such Deficiency Collateral shall be released by Lessor and Indenture Trustee at such time as Lessee shall have demonstrated to each thereof that there no longer would exist an Event of Default under such clause (y) without the additional credit support provided by the Deficiency Collateral;

          (e) any representation or warranty made by Lessee (other than in Section 9.03) hereunder or under the Participation Agreement shall prove to have been incorrect in a material respect as of the date when made, provided that (i) such representation or warranty shall continue to be material at the time it has been discovered to be incorrect and (ii) if the event or condition causing such representation or warranty to be incorrect is capable of being remedied, such event or condition shall not have been remedied within 45 days after the earlier to occur of (A) Lessee obtaining Actual Knowledge of such incorrectness and (B) written notice of such incorrectness having been given to Lessee by Lessor or Indenture Trustee or
     (iii) if the event or condition causing such representation or warranty to be incorrect is not capable of being cured, upon written notice from any Participant;

          (f) Lessee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or an involuntary case or other proceeding shall be commenced against Lessee seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or similar law now or hereafter in effect or the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days;

          (g) with respect to any Debt of Lessee in excess of $25,000,000, failure to pay such Debt at maturity or beyond any applicable grace period or a default or event of default in respect thereof which results in acceleration of the maturity of such Debt;

          (h) final judgment for the payment of money in excess of $25,000,000 shall be rendered against Lessee and Lessee shall not, within 30 days from the entry thereof, have discharged the same or provided for its discharge in accordance with its terms or bonded the same or procured a stay of execution thereof; or

          (i) an Event of Default as defined in the other Lease shall have occurred and be continuing, and the Loan Certificates associated with such other Lease shall have been accelerated.


                                  ARTICLE XIV

                                  Enforcement
                                  -----------

          SECTION 14.01. Remedies. If an Event of Default shall have occurred and be continuing, Lessor may at any time thereafter exercise one or more of the following as Lessor in its sole discretion shall elect:

          (a) Lessor may, by notice to Lessee, declare this Lease to be in default or rescind or terminate this Lease;

          (b) Lessor may (i) demand that Lessee, and thereupon Lessee shall, return the Facility promptly to Lessor in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Facility were being returned at the and of the Term and (ii) enter upon the premises where the Facility shall be located and take immediate possession of (to the exclusion of Lessee) the Facility, or remove the Facility, or both, by summary proceedings or otherwise, all without incurring liability to Lessee for or by reason of such entry or taking of possession, whether for the restoration of damage to property caused by such taking or otherwise; provided that no reentry or taking possession of the Facility by Lessor shall be construed as an election on its part to terminate this Lease unless Lessor gives written notice to Lessee of such intention or the termination thereof shall be decreed by a court of competent jurisdiction; provided further that notwithstanding any reletting without termination, Lessor may at any time thereafter elect to terminate this Lease for such previous default; and provided further that Lessee does hereby waive any defense to any action by Lessor to obtain possession of the Facility, which defense is based upon payment of the Rent and related expenses claimed in any such proceeding after filing of a complaint for such possession by Lessor;

          (c) Lessor may sell the Facility, with or without any of its interest under the Ground Lease, the Support Agreement and the License Agreement, or any part thereof, at public or private sale, as Lessor may determine, free and clear of any rights of Lessee and without any duty to Lessee with respect to such action or inaction or any proceeds with respect thereto (except to the extent required by paragraph (e) or (f) below if Lessor shall elect to exercise its rights thereunder) in which event Lessee's obligation to pay Basic Rent hereunder for periods commencing after the date of such sale shall be terminated or proportionately reduced, as the case may be (except to the extent that Basic Rent is to be included in computations under paragraph (e) or (f) below if Lessor shall elect to exercise its rights thereunder);

          (d) Lessor may hold, keep idle or lease to others all or any part of the Facility, as Lessor in its sole discretion may determine, free and clear of any rights of Lessee and without any duty to Lessee with respect to such action or inaction or any proceeds with respect to such action or inaction, except that Lessee's obligation to pay basic Rent for periods commencing after Lessee shall have been deprived of use of the Facility pursuant to this paragraph (d) shall be reduced by the net proceeds, if any, received by Lessor from leasing the Facility to any Person other than Lessee for the same periods or any portion thereof;

          (e) Lessor may, whether or not Lessor shall have exercised or shall thereafter at any time exercise its rights under paragraph (b), (c) or (d) above, demand, by written notice to Lessee specifying a payment date which shall be a Rent Date not earlier than 10 days after the date of such notice, that Lessee pay to Lessor, and Lessee shall pay to Lessor, on the Rent Date specified in such notice, because it would be extremely impracticable and difficult to calculate the damage and harm which Lessor would suffer due to Lessee's default, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due after the Rent Date specified in such notice) any unpaid Rent due through and including the Rent Date specified in such notice plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest on such amount at the Designated Rate from the Rent Date specified in such notice to the date of actual payment), and Lessee and

     Lessor hereby acknowledge that any such amount will be a reasonable estimate of the total damage that Lessor will suffer due to Lessee's default:

               (i) an amount equal to the excess, if any, of Stipulated Loss Value, computed as of the Rent Date specified in such notice, over the Fair Market Rental Value of the Facility until the end of the remaining useful life of the Facility, after discounting such Fair Market Rental Value semiannually to present value as of the Rent Date specified in such notice at a rate of 10% per annum;

               (ii) an amount equal to the excess, if any, of such Stipulated Loss Value over the Fair Market Sale Value of the Facility as of the Rent Date specified in such notice;

               (iii) an amount equal to the excess of (A) the present value as of the Rent Date specified in such notice of all installments of Basic Rent until the end of the Basic Term or applicable Renewal Term, discounted semiannually at a rate of 10% per annum, over (B) the present value as of such Rent Date of the Fair Market Rental Value of the Facility until the end of the Basic Term or applicable Renewal Term, discounted semiannually at a rate of 10% per annum; or

               (iv) an amount equal to such Stipulated Loss Value and, in this event, upon full payment by the Lessee of all sums due hereunder and under all other Operative Documents, Lessor shall Transfer the Facility to Lessee, whereupon this Lease shall terminate;

          (f) if Lessor shall have sold all the Facility, together with its interest under the Support Agreement, the License Agreement and the Ground Lease, pursuant to paragraph (c) above, Lessor, in lieu of exercising its rights under paragraph (e) above with respect to the Facility, may demand, because it would be extremely impracticable and difficult to calculate the damage and harm which Lessor would suffer due to Lessee's default, that Lessee pay to Lessor and Lessee shall pay to Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent due for periods commencing after the next Rent Date following the date of such sale) any unpaid Rent due through such Rent Date, plus the amount of any deficiency between the net proceeds of such sale and Stipulated Loss Value, computed as of such Rent Date, and the net proceeds of such sale, together with interest at the Designated Rate on the amount of such Rent and such deficiency from the date of such sale until the date of actual payment, and Lessee and Lessor hereby acknowledge that the foregoing is a reasonable estimate of the total damage that Lessor will suffer due to Lessee's default; or

          (g) Lessor may exercise any other right or remedy that may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

          SECTION 14.02. No Release. No rescission or termination of this Lease, in whole or in part, or repossession of the Facility or exercise of any remedy under Section 14.01 shall, except as specifically provided therein, relieve Lessee of any of its liabilities and obligations hereunder. In addition, Lessee shall be liable, except as otherwise provided above, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies, including all reasonable legal fees and other costs and expenses incurred by any Lessor Party by reason of the occurrence of any Default or Event of Default or the exercise of Lessor's remedies with respect thereto and including all costs and expenses incurred in connection with the return of the Facility in the manner and condition required by, and otherwise in accordance with the provisions of, this Lease as if the Facility were being returned at the end of the Term. At any sale of the Facility or any part thereof pursuant to Section 14.01, any Lessor Party may bid for and purchase such property.

          SECTION 14.03. Remedies Cumulative. To the extent permitted by, and subject to the mandatory requirements of, applicable law, each and every right, power and remedy under Section 14.01 or otherwise available to Lessor shall be cumulative and shall be in addition to every other right, power and remedy, and each and every right, power and remedy may be exercised from time to time and as often and in such order as may be deemed expedient by Lessor, and the exercise or the beginning of exercise of any such right, power or remedy shall not exhaust the same or be construed to be a waiver of the right to exercise at the same time or thereafter the same or any other right, power or remedy. No delay or omission by Lessor in the exercise of any right, power or remedy shall restrict Lessor from exercising the same or any other right, power or remedy thereafter nor be construed to be a waiver of any Default or Event of Default or to be an acquiescence therein. No express or implied waiver by Lessor of any Default or Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Default or Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise that may require Lessor to sell, lease or otherwise use the Facility or any part thereof in mitigation of Lessor's damages or that may otherwise limit or modify any of Lessor's rights or remedies under this Article XIV.


                                  ARTICLE XV

                           Assignments and Subleases
                           -------------------------

          SECTION 15.01. Assignment or Sublease by Lessee. Except with the prior written consent of each Lessor Party, Lessee shall not assign, transfer or encumber (except for Permitted Liens) all or any of its leasehold interest or other rights under this Lease nor sublease the Facility or any part thereof if such amendment, modification, supplement or waiver would have a material adverse affect on Lessee or the Facility) unless (i) the sublessee is a United States Affiliate of Tenneco Inc. or a corporation consented to by owner Participant and Indenture Trustee (such consent not to be unreasonably withheld) or whose long-term unsecured debt obligations are rated at least investment grade by Moody's
(ii) such sublease shall not extend beyond the end of the Basic Term, shall prohibit further subleasing and shall require the sublessee to operate the property subleased for its intended purpose and to comply with all operating permits and with covenants relating to maintenance and environmental standards at least as rigorous as those set forth in this Lease, (iii) such sublease shall not impair or diminish any of the rights of any Lessor Party or obligations of Lessee hereunder or under any other Operative Document, which rights and obligations shall continue in full force and effect as though no sublease had been made, (iv) Owner Participant shall have received an opinion from its tax counsel that such sublease would not cause an unindemnified event causing the loss of tax benefits, (v) such sublease shall be expressly subject and subordinate to the provisions of this Lease and the Operative Documents, including the rights of Lessor to enforce remedies under Article XIV if an Event of Default shall exist, and (vi) Lessee shall have effectively assigned to Lessor as security for the performance by Lessee of its obligations hereunder, in a manner satisfactory to each Lessor Party, such sublease and all rentals and other proceeds payable thereunder. Lessee shall not, without the prior written consent of each Lessor Party, part with the possession or control, or suffer or allow to pass out of its possession or control, the Facility or any part thereof, except to the extent permitted by the provisions of this Lease. Lessee shall give each Lessor Party written notice of any such assignment transfer or encumbrance.

          SECTION 15.02. Assignment by Lessor; Security for Lessor's Obligations to Indenture Trustee. Lessor may assign, transfer or encumber this Lease or all or any of its interests and rights hereunder without the consent of Lessee if, in the case of an assignment, the assignee or, in the case of an assignment to a trustee, the beneficiary of the trust or the parent of such assignee or beneficiary who has guaranteed the obligations of such assignee or beneficiary, has a net worth of at least $100 million. In addition, in order to secure the indebtedness evidenced by the Loan Certificates, the Indenture provides, among other things, for the assignment by Lessor to Indenture Trustee of its right, title and interest in, to and under this Lease, to the extent set forth in the Indenture, and for the creation of a mortgage lien on and security interest in the Facility in favor of Indenture Trustee. Lessee hereby consents to such assignment and to the creation of such mortgage and security interest and acknowledges receipt of copies of the Indentures. Lessee hereby further consents to any assignment arising as a consequence of or at any time subsequent to the exercise of remedies pursuant to the Indenture, including any assignment to or by any purchaser at a foreclosure sale. Lessee will furnish to Indenture Trustee, counterparts of all writings required to be delivered hereunder by Lessee to Lessor. Unless and until Lessee shall have received written notice from Indenture Trustee that the lien of the Indenture has been discharged, (i) Lessee shall make all payments of Basic Rent, and all other amounts payable hereunder to Lessor to the extent assigned to Indenture Trustee, to

Indenture Trustee at such office as Indenture Trustee may specify from time to time by notice to Lessor and Lessee, and the right of Indenture Trustee to receive all such payments shall not be subject to any defense, counterclaim, setoff or other right or claim of any kind which Lessee may be able to assert against Lessor or Owner Participant in an action brought by either thereof on this Lease and (ii) to the extent provided in the Indenture, Indenture Trustee shall have the right to exercise the rights of Lessor under this Lease (and, without prejudice to Lessee's rights under other Operative Documents, Lessor shall have no liability to Lessee hereunder for acts of Indenture Trustee which interrupt Lessee's possession or use of the Facility unless such acts are at the request or direction of Lessor) and Lessee shall have no liability to Lessor for reasonably relying on instructions of Indenture Trustee pursuant to this sentence.


                                  ARTICLE XVI

                                 Miscellaneous
                                 -------------

          SECTION 16.01. Further Assurances. Lessee shall cause the Operative Documents and any amendments, supplements and modifications to any of them (together with any other instruments, financing statements, continuation statements records or papers necessary in connection therewith) to be recorded and/or filed and rerecorded and/or refiled in each jurisdiction as and to the extent necessary in order to, and shall take such other actions as may from time to time be necessary to, establish, perfect and maintain (a) Lessor's right, title and interest in and to the Facility, subject to no Liens other than Permitted Liens, (b) for the benefit of Indenture Trustee and the holders of Loan Certificates, the first mortgage lien and first priority security interest provided for in the Indenture and (c) each of the rights and other interests created by the Indenture or by any other Operative Document in any Participant, Lessor, Indenture Trustee or any holder of a Loan Certificate. Lessee will promptly and duly execute and deliver to each Lessor Party such documents and assurances and take such further action as any of them may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, and to establish, perfect, and maintain Lessor's rights, title and interest in and to the Facility and, for the benefit of Indenture Trustee, the first mortgage lien and first priority security interest provided for in the Indenture, including, if requested by any Lessor Party, the recording or filing of counterparts or appropriate memoranda of any Operative Document or of such financing statements or other documents with respect hereto as any Lessor Party may from time to time reasonably request.

          Lessee shall, at the time Lessee shall furnish its annual financial statements pursuant to Section 6.03 of the Participation Agreement, furnish to each Lessor Party an opinion of counsel for Lessee (which may be regularly employed by Lessee), satisfactory to each Lessor Party, stating that all recordings and filings, if any, necessary or advisable to perfect or continue the perfection of Lessor's rights title and interest in and to the Facility and any Parts and Alterations incorporated in the Facility pursuant to Article X, and to perfect or continue the perfection for the benefit of Indenture Trustee of a valid first mortgage lien and first priority security interest in the Indenture Estate provided for in the Indenture, have been made and stating the requirements of applicable law with respect to the rerecording or refiling of such documents in order to continue and preserve such right, title and interest and such first mortgage lien and first priority security interest.

          SECTION 16.02. Notices. Unless otherwise specifically provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be addressed and became effective as provided in the Participation Agreement.

          SECTION 16.03. Severability. Any provision of this Lease that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

          SECTION 16.04. Survival. The representations, warranties and indemnities of the parties provided for in the Operative Documents and the parties' obligations under any and all thereof shall survive the execution and delivery of this Lease, the investment by Owner Participant, the issuance of the Loan Certificates, any disposition of any interest of any Lessor Party in the Facility and the expiration, cancellation or other termination of any of the Operative Documents, and shall be and continue in effect notwithstanding any investigation made by any of such parties and the fact that any Lessor Party may waive compliance with any of the other terms, provisions or conditions of any of the Operative Documents. The obligations of Lessee to pay Supplemental Rent and the obligations of Lessee under Articles VIII and IX and Sections 5.01, 7.01 and
16.12 shall survive the expiration or termination of this Lease. The extension of any applicable statute of limitations by Lessor, Indenture Trustee, Lessee, any Participant or any Indemnified Person shall not affect such survival.

          SECTION 16.05. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of Lessee, Lessor Parties and their respective successors and permitted assigns, and, to the extent provided in the next sentence, each Indemnified Person and its successors and assigns. The obligations of Lessee under Articles VIII and IX and Section 7.01 are expressly made for the benefit of, and shall be enforceable by, any Indemnified Person or Person indemnified thereunder, separately or together, without resorting to any other right of indemnification or declaring this Lease to be in default and notwithstanding any assignment by Lessor of this Lease or any of its rights hereunder or any disposition by any Lessor Party of all or any part of its interest in the Facility or the Operative Documents. All payments required to be made pursuant to such Sections shall be made directly to, or as otherwise requested by, the Indemnified Person entitled thereto upon written demand by such Indemnified Person.

          SECTION 16.06. Amendment. Except where any necessary consent is otherwise expressly stated, neither this Lease nor any of the terms hereof may be terminated, amended, supplemented waived or modified orally, but only by an instrument in writing signed by the party against which the enforcement of the termination amendment, supplement, waiver or modification shall be sought and, in the case of Lessor, consented to by Owner Participant and Indenture Trustee, except as otherwise expressly sot forth in Section 9.01 of the Indenture.

          SECTION 16.07. Headings. The Table of Contents and headings of the various Articles and Sections of this Lease are for convenience of reference only and shall not modify, define or limit any of the terms or provisions, hereof.

          SECTION 16.08. Counterparts. This Lease may be executed by the parties hereto in separate counterparts. All such counterparts shall together constitute but one and the same instrument. It shall not be necessary for any counterpart to bear the signature of both parties.

          SECTION 16.09.  GOVERNING LAW.   THIS LEASE SHALL IN ALL RESPECTS BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, EXCEPT TO THE EXTENT THAT WISCONSIN LAW MAY BE MANDATORILY APPLICABLE HERETO.

          SECTION 16.10. True Lease. This Lease is an agreement of lease and does not convey to Lessee any right, title or interest in or to the Facility except as a lessee.

          SECTION 16.11. Liabilities of Owner Trustee. The Connecticut National Bank is entering into this lease solely as trustee as provided in the Trust Agreement and not in its individual capacity, and in no case whatsoever shall The Connecticut National Bank be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, as to all of which Lessee agrees to look solely to the Trust Estate; provided, however, that The Connecticut National Bank in its individual capacity shall be liable hereunder for its own gross negligence or willful misconduct. Owner Participant shall not be-liable for any matter hereunder except as expressly provided in Article VIII or IX of the Participation Agreement. Each time a successor Owner Trustee is appointed in accordance with the terms of the Trust Agreement, such successor Owner Trustee shall, without further act, succeed to all the rights, duties, immunities and obligations of Lessor hereunder and under the other Operative Documents, and the predecessor Owner Trustee shall be released from all further duties and obligations hereunder and under the other Operative Agreements, all without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or such other Operative Document or the obligations of Lessee hereunder or thereunder. Lessee shall, upon receipt of written notice of the appointment of a successor owner Trustee under the Trust Agreement, promptly make such modifications and changes to reflect such appointment as shall be reasonably requested by such successor Owner Trustee in such insurance policies, schedules, certificates and other instruments relating to the Facility or this Lease or the other Operative Documents, all in form and substance satisfactory to such successor.

          SECTION 16.12. Consent to Jurisdiction; Forum Selection. Each party hereto hereby irrevocably submits to the jurisdiction of any New York state court or any Federal court located in the State of New York over any action or proceeding commenced or maintained by any other party to this Lease and arising out of or relating to this Lease or any other Operative Document or Acquisition Agreement to which it is a party, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard in such state or Federal court. Each party hereto hereby irrevocably waives any objection it may now have or hereafter acquire to the laying of venue of any such action or proceeding brought in any such court and any claim it may now or hereafter acquire that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Each party hereto agrees that final judgment in any such action or proceeding brought in any such court shall be conclusive and binding upon such party hereto and may be enforced in any competent court located elsewhere. Each party hereto irrevocably consents to the service of the summons and complaint and any other process in any such action or proceeding by the mailing of copies of such process to such party hereto at its address referred to in Section 9.01 of the Participation Agreement by registered or certified mail, return receipt requested. Nothing in this
Section 16.12 shall affect the right of any Person to serve legal process in any other manner permitted by law. Each party hereto further agrees that the Federal or state courts located in New York, New York, will have exclusive jurisdiction over any action which is either directly or indirectly related to the business relationship evidenced by this Lease. The parties further waive all question of personal jurisdiction or venue for the purposes of carrying out this Section 16.12.

          IN WITNESS WHEREOF, the parties hereto have each caused this Lease to be duly executed and sealed by their respective officers thereunto duly authorized.

                              THE CONNECTICUT NATIONAL BANK,
                              not in its individual capacity
                              but solely as trustee under the
                              Trust Agreement,


                              By: /s/  Philip G. Kane, Jr.
                                  ------------------------
                              Title:    Vice President


                              Attest: /s/  Frank McDonald, Jr.
                                     ---------------------------
                              Title:    Vice President


Signed, sealed and delivered            [BANK SEAL]
in the presence of:

____________________________
          Witness

____________________________
    Notary Public

                              PACKAGING CORPORATION OF AMERICA,


                              By: /s/  R.D. Harlow
                                  ---------------------------------
                              Title:    Senior Vice President


                              Attest: /s/ Randolph W. Bryant
                                     ----------------------------
                              Title:    Assistant Secretary

                                        [CORPORATE SEAL]
Signed, sealed and delivered
in the presence of:


____________________________
          Witness

____________________________
    Notary Public

STATE OF NEW YORK        )
                         )    SS
COUNTY OF NEW YORK       )


          Personally came before me, this 30th day of January, 1991, the above named PHILIP G. KANE, JR. and FRANK McDONALD, JR., the Vice President and Vice President of THE CONNECTICUT NATIONAL BANK, to me known to be the officers of said corporation who executed the foregoing instrument and acknowledged the same as the lease of the Facility between such corporation and PACKAGING CORPORATION OF AMERICA.


                                        /s/ Gina M. Wondolowski
                                     -----------------------------
                                        Notary Public


STATE OF NEW YORK        )
                         )    SS
COUNTY OF NEW YORK       )


          Personally came before me, this 30th day of January, 1991, the above named ROBERT De HARLOW and R.W, BRYANT, the Senior Vice President and Assistant Secretary of PACKAGING CORPORATION OF AMERICA, to me known to be the officers of said corporation who executed the foregoing instrument and acknowledged the same as the lease of the Facility between such corporation and THE CONNECTICUT NATIONAL BANK.



                                        /s/ Gina M. Wondolowski
                                     -----------------------------
                                        Notary Public